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                                                                         Ex 10.1

                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                          CONTINENTAL INVESTORS, L.P.,

                    A NEW JERSEY LIMITED PARTNERSHIP, LESSOR

                                       AND

                        DOV PHARMACEUTICALS INC., LESSEE

                               DATED: MAY 24, 1999

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                                TABLE OF CONTENTS

BASIC LEASE PROVISIONS AND DEFINITIONS.........................................1
      1.    DESCRIPTION........................................................3
      2.    TERM...............................................................3
      3.    BASIC RENT.........................................................3
      4.    USE, OCCUPANCY AND THE NON-VIOLATION OF LAW........................3
      5.    COMPLIANCE WITH LAW/CARE AND REPAIR OF PREMISES/ENVIRONMENTAL......4
      6.    ALTERATIONS, ADDITIONS OR IMPROVEMENTS.............................7
      7.    ACTIVITIES INCREASING FIRE INSURANCE RATES.........................7
      8.    ASSIGNMENT AND SUBLEASE............................................7
      9.    COMPLIANCE WITH RULES AND REGULATIONS.............................11
      10.   DAMAGES TO BUILDING...............................................11
      11.   WAIVER OF SUBROGATION.............................................12
      12.   EMINENT DOMAIN....................................................12
      13.   INSOLVENCY OF LESSEE..............................................12
      14.   LESSOR'S REMEDIES ON DEFAULT......................................12
      15.   DEFICIENCY........................................................13
      16.   SUBORDINATION Off LEASE...........................................14
      17.   SECURITY DEPOSIT..................................................14
      18.   RIGHT TO CURE LESSEE'S BREACH.....................................15
      19.   LIENS.............................................................15
      20.   RIGHT TO INSPECT AND REPAIR.......................................15
      21.   SERVICES TO BE PROVIDED BY LESSOR.................................16
      22.   AFTER-HOURS USE...................................................16
      23.   INTERRUPTION OF SERVICES OR USE...................................16
      24.   ELECTRICITY.......................................................17
      25.   ADDITIONAL RENT...................................................20
            A.    Operating Cost Escalation...................................20
            B.    Fuel, Utilities and Electric Cost Escalation................21
            C.    Tax Escalation..............................................21
            D.    Lease Year..................................................22
            E.    Payment.....................................................22
            F.    Books and Records...........................................22
            G.    Right of Review.............................................23
            H.    Occupancy Adjustment........................................23
      26.   LESSEE'S/LESSOR'S ESTOPPEL........................................23
      27.   HOLDOVER TENANCY..................................................24
      28.   RIGHT TO SHOW PREMISES............................................24
      29.   LESSOR'S WORK - LESSEE'S DRAWINGS.................................24
      30.   WAIVER OF TRIAL BY JURY...........................................25
      31.   LATE CHARGE.......................................................25
      32.   INSURANCE.........................................................26
            A.    Lessee's Insurance..........................................26


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            B.    Lessors Insurance...........................................28
            C.    Waiver of Subrogation.......................................29
      33.   NO OTHER REPRESENTATIONS..........................................29
      34.   QUIET ENJOYMENT...................................................29
      35.   INDEMNITY.........................................................29
      36.   RULES OF CONSTRUCTION/APPLICABLE LAW..............................29
      37.   APPLICABILITY TO HEIRS AND ASSIGNS................................30
      38.   PARKING...........................................................30
      39.   LESSOR'S EXCULPATION..............................................31
      40.   COMMISSION........................................................31
      41.   RECORDATION.......................................................31
      42.   NO OPTION.........................................................31
      43.   DEFINITIONS.......................................................32
            A.   Affiliate....................................................32
            B.   Business Days and Building Hours.............................32
            C.   Common Facilities............................................32
            D.   Force Majeure................................................32
            E.   Lessee's Percentage..........................................32
      44.   LEASE COMMENCEMENT................................................33
      45.   NOTICES...........................................................33
      46.   ACCORD AND SATISFACTION...........................................33
      47.   EFFECT OF WAIVERS.................................................34
      48.   LESSOR'S RESERVED RIGHT...........................................34
      49.   FEES AND EXPENSES.................................................34
      50.   CORPORATE AUTHORITY...............................................34
      51.   NUMBER AND GENDER.................................................34
      52.   LESSEE RESTRICTION................................................34
      53.   GOVERNMENT REQUIREMENTS...........................................35
      54.   YEAR 2000 COMPLIANCE..............................................35
      55.   LIMITATION OF LESSOR'S LIABILITY..................................35

      The following Exhibits attached to this Lease are incorporated herein and made a part hereof:

Exhibit A         Premises

Exhibit A-1       Parcel

Exhibit B         Rules and Regulations

Exhibit C         Workletter

Exhibit D         Subordination, Attornment and Non-Disturbance Agreement


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      LEASE, made the 24TH day of May 1999, between CONTINENTAL INVESTORS, L.P.,
A New Jersey Limited Partnership, whose address is 1500 Market Street, 3000 Centre Square West, Philadelphia, Pennsylvania 19102 (hereinafter called "Lessor"); and DOV PHARMACEUTICALS INC., a New Jersey corporation, whose address is 401 Hackensack Avenue, Fifth Floor, Hackensack, New Jersey 07601 (hereinafter called "Lessee").

                                 REFERENCE PAGE

                                CONTINENTAL PLAZA

                     BASIC LEASE PROVISIONS AND DEFINITIONS

      In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

      1. ADDITIONAL RENT: All sums in addition to Term Fixed Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease for the collection of which Lessor shall have all the remedies as are permitted for the collection of Fixed Basic Rent.

      2. BASE PERIOD COSTS: As to the following:

            A. BASE OPERATING COSTS: Those costs incurred for the Building, Complex and Parcel during Calendar Year 1999.

            B. BASE REAL ESTATE TAXES: Those Real Estate Taxes assessed against the Building, Complex and Parcel applicable to Calendar Year 1999.

            C. BASE UTILITY AND ENERGY COSTS: Those costs determined by multiplying the Base Utility Rate (as hereinafter defined) by the usage incurred for the Building, Complex and Parcel during Calendar Year 1999.

      3. BASE UTILITY RATE: The average rate in effect (including fuel surcharges and/or adjustments) from April 1, 1998 through March 31, 1999.

      4. BROKER: Cushman & Wakefield of New Jersey, Inc.

      5. BUILDING: 433 Hackensack Avenue, Hackensack, New Jersey.

      6. COMMENCEMENT DATE: Upon seven (7) days prior notice from Lessor to Lessee now estimated to be on or about 6/26, 1999, and shall for purposes hereof be subject to Sections 29 and 44 hereof.

      7. DEMISED PREMISES OR PREMISES: Approximately 4,922 gross rentable square feet on the lobby level as shown on Exhibit A hereto, which includes an allocable share of the Common Facilities as defined in Subsection 43(C).

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      8.  ELECTRIC RENT INCLUSION FACTOR: Six Thousand One Hundred Fifty-two and
50/100 ($6,152.50) Dollars per annum.

      9. TERM FIXED BASIC RENT: Seven Hundred Twelve Thousand Four Hundred Fifty-nine and 50/100 ($712,459.50) Dollars for the Term, payable as follows:

            A. ANNUAL FIXED BASIC RENT: One Hundred Forty-two Thousand Four Hundred Ninety-one and 90/100 ($142,491.90) Dollars;

            B. MONTHLY FIXED BASIC RENT: Eleven Thousand Eight Hundred Seventy-four and 33/100 ($11,874.33) Dollars;

all subject to further adjustment as in Subsection 24(B)(i) provided.

      10. LESSEE'S PERCENTAGE: 83/100 (.83%) percent subject to adjustment as in Subsection 43 (E) provided.

      11. PARCEL: Lot 5.A Block 512.A, Lot 1 Block 514 on the tax map of the City of Hackensack; Lot 3 Block 98 on the tax map of the Borough of River Edge.

      12. PARKING SPACES: A total of twenty (20) spaces, fourteen (14) of which shall be covered and six (6) of which shall be uncovered.

      13. PERMITTED USE: General office for executive and administrative purposes.

      14. SECURITY DEPOSIT: None, subject to the first paragraph of Section 17 herein.

      15. TERM: Five (5) years from the Commencement Date to expire at 5:00 p.m. Eastern Time the day preceding the fifth (5th) anniversary of the Commencement Date which expiration date is anticipated to be 6/25/04 (herein "Anticipated Expiration Date").

      16. EXPIRATION DATE: The fifth (5th) anniversary of the Commencement Date.


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                              W I T N E S S E T H:

      For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

      1. DESCRIPTION. Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Demised Premises as defined on the Reference Page (hereinafter called "Demised Premises" or "Premises"), as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the Building as defined on the Reference Page (hereinafter called the "Building") which is situated as part of that Complex of Buildings known as 401, 407, 411 and 433 Hackensack Avenue, Hackensack, New Jersey, also known as Continental Plaza (hereinafter called the "Complex"), all located on that certain Parcel as defined on the Reference Page (hereinafter called the "Parcel"), as described on Exhibit A-1, together with the right to use in common with other lessees of the Building, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined.

      2. TERM. The Premises are leased for the Term to commence on the Commencement Date, and to end at 12:00 midnight on the Expiration Date, all as defined on the Reference Page.

      3. BASIC RENT. The Lessee shall pay to the Lessor during the Term, the Term Fixed Basic Rent as defined on the Reference Page (hereinafter called the "Term Fixed Basic Rent"), payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Term Fixed Basic Rent shall accrue at the Annual Fixed Basic Rent as defined on the Reference Page and shall be payable in advance on the first day of each calendar month during the Term in installments of Monthly Fixed Basic Rent as defined on the Reference Page, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first installment of Monthly Fixed Basic Rent for the Term, by check, subject to collection. Lessee shall pay Fixed Basic Rent and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or setoff. The aforesaid Fixed Basic Rent shall be subject to adjustment as in Section 24 provided. As used in this Lease, Fixed Basic Rent shall mean either Term Fixed Basic Rent, Annual Fixed Basic Rent or Monthly Fixed Basic Rent, as appropriate.

      4. USE, OCCUPANCY AND THE NON-VIOLATION OF LAW. Lessee shall use and occupy the Premises for the Permitted Use as defined on the Reference Page and for no other purpose. Notwithstanding anything to the contrary contained in this Lease, Lessee, in the use and occupancy of the Premises and in the prosecution and conduct of any business thereon, shall conform to all requirements of all laws, orders, ordinances, rules and regulations of the Federal, State, county and municipal authorities and with any direction or certificate of occupancy issued pursuant to any law of or by any public officer or officers. Lessee covenants that it will not use or permit to be used any part of the Premises for any unlawful purpose or for any dangerous, noxious or offensive trade or business and will not cause or maintain any nuisance in, at or on the Premises.


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      5. COMPLIANCE WITH LAW/CARE AND REPAIR OF PREMISES/ENVIRONMENTAL.

            A. Lessee covenants to commit no act of waste and to take good care of the Premises and the fixtures and appurtenances thereon, and shall, in the use and occupancy of the Premises, comply with all present and future laws, orders and regulations of the Federal, State and municipal governments or any of their departments affecting the Premises and with any and all environmental requirements resulting from the Lessee's use of the Premises; this covenant to survive the expiration or sooner termination of the Lease. Lessor shall, at Lessee's expense, make all necessary repairs to the Premises except where the need for said repair is due to the Lessor's acts or that of its agents or employees. Lessor shall make all necessary repairs to the Common Facilities and to the parking areas, if any, the same to be included as an Operating Cost pursuant to
      Section 25 herein, except where the repair has been made necessary by misuse or neglect by Lessee or Lessee's agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional Rent, immediately upon demand, the costs therefor (net of any insurance proceeds which Lessor may receive on account of such repair). If any repairs, alterations or improvements to the Demised Premises are necessary to comply with the aforesaid governmental rules and regulations, and said repairs or improvements are not required as a result of Lessee's specific manner of use, then Lessor shall make said repair and/or improvement, and the cost shall be included as an Operating Cost. The term "specific use" shall mean the manner in which Lessee uses the Premises in contradiction to the mere use by Lessee of the Premises as general offices. Lessor shall comply with all present and future laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Common Facilities, the same to be included as an Operating Cost, except where the need for such compliance has been made necessary by the specific manner of Lessee's use, in which case Lessor shall effect the compliance but Lessee shall pay to Lessor, as Additional Rent, immediately upon demand, the costs thereof. All improvements made by Lessee to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures (other than built-in cabinetwork), movable paneling partitions, electrical, telephone, computer and antenna wiring, cabling and related conduit, connection boxes, switches and outlets installed in the ceilings, floors and walls of the Demised Premises and the like; repair all injury done by or in connection with the installation or removal of said property, improvements, wiring and the like; cap or terminate all electrical and telephone connections at service entry panels as required by law; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense. Notwithstanding anything


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      contained herein to the contrary, Lessee shall not be obligated to remove any of the initial installation described on Exhibit C attached hereto.

            B. Lessee acknowledges the existence of environmental laws, rules and regulations, including but not limited to the provisions of ISRA, as hereinafter defined. Lessee shall comply with any and all such laws, rules and regulations. Lessee represents to Lessor that Lessee's Standard Industrial Classification (SIC) Number as designated in the Standard Industrial Classifications Manual prepared by the office of Management and Budget in the Executive Office of the President of the United States will not subject the Demised Premises to ISRA applicability. Any change by Lessee to an operation with an SIC Number subject to ISRA shall require Lessor's written consent. Any such proposed change shall be sent in writing to Lessor sixty (60) days prior to the proposed change. Lessor, at its sole option, may deny consent.

            C. Lessee hereby agrees to execute such documents as Lessor reasonably deems necessary and to make such applications as Lessor reasonably requires to assure compliance with ISRA. Lessee shall bear all costs and expenses incurred by Lessor associated with any required ISRA compliance resulting from Lessee's use of the Demised Premises including but not limited to State agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Lessor. Lessee agrees to indemnify and hold Lessor harmless from any violation of ISRA occasioned by Lessee's use of the Demised Premises. The Lessee shall immediately provide the Lessor with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Lessee's compliance and the requirements of the New Jersey Department of Environmental Protection ("NJDEP") under ISRA as they are issued or received by the Lessee.

            D. Lessee agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Demised Premises, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the New Jersey Environmental Cleanup Responsibility Act, as amended, N.J.S.A. 13:1K-6 ET SEQ. and/or the Industrial Site Recovery Act ("ISRA"), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b, ET SEQ., any rules or regulations promulgated thereunder, or in any other applicable Federal, State or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Lessee but shall thereafter be deemed to be a Hazardous Substance.


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            E. In the event Lessee fails to comply with ISRA as stated in this
      Section or any other governmental law as of the termination or sooner expiration of the Lease and as a consequence thereof Lessor is unable to rent the Demised Premises, then the Lessor shall treat the Lessee as one who has not removed at the end of its Term, and thereupon be entitled to all remedies against the Lessee provided by law in that situation including a monthly rental of two hundred (200%) percent of the installment of Monthly Fixed Basic Rent for the last month of the Term of this Lease or any renewal term, payable in advance on the first day of each month, until such time as Lessee provides Lessor with a negative declaration or confirmation that any required clean-up plan has been successfully completed.

            F. Lessee agrees that Lessee, its agents and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any Hazardous Substances on, under, or about the Premises, without Lessor's prior written consent (which consent may be given or withheld in Lessor's sole discretion), provided that Lessee may handle, store, use or dispose of products containing small quantities of Hazardous Substances, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), and provided further that Lessee shall handle, store, use and dispose of any such Hazardous Substances in a safe and lawful manner and shall not allow such Hazardous Substances to contaminate the Premises or the environment.

            G. Without limiting the above, Lessee agrees to reimburse, defend, indemnify and hold harmless the Lessor and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and the reasonable fees and expenses of counsel which may be incurred by the Lessor or any such mortgagee or threatened against .the Lessor or such mortgagee, arising out of or in any way connected with the use, manufacture, storage or disposal of Hazardous Substances by Lessee, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification, and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority, or any breach by Lessee of the undertakings set forth in this Section. The indemnity obligations of Lessee under this clause shall survive any termination or expiration of the Lease.

            H. Notwithstanding anything set forth in this Lease, Lessee shall only be responsible for contamination of Hazardous Substances or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Substances deposited (other than by contractors, agents or representatives controlled by Lessor) during the Lease Term, and any other period of time during which Lessee is in actual or constructive occupancy of the Premises. Lessee shall take reasonable precautions to prevent the contamination of the Premises with Hazardous Substances by third parties.

            I. It shall not be unreasonable for Lessor to withhold its consent to any proposed assignment or sublease if (i) the proposed assignee's or sublessee's anticipated


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      use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Substances; (ii) the proposed assignee or sublessee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Substances contaminating a property if the contamination resulted from such assignee's or sublessee's actions or use of the property in question; or
      (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Substance.

      6. ALTERATIONS, ADDITIONS OR IMPROVEMENTS. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions or improvements in, to or about the Premises which consent shall not be unreasonably withheld, conditioned or delayed provided the requested alteration, addition or improvement does not affect or impact the Building Structure, the Building exterior or the Building mechanical, electrical or plumbing systems. As used herein, "Building Structure" shall be the footings, foundation, the steel supporting columns, exterior walls, and pipes leading from the Building line to the street.

      7. ACTIVITIES INCREASING FIRE INSURANCE RATES. Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

      8. ASSIGNMENT AND SUBLEASE. Lessee may not mortgage, pledge, hypothecate, assign, transfer, sublet or otherwise deal with this Lease or the Premises in any manner except as specifically provided for in this Section 8:

            A. In the event that the Lessee desires to sublease or assign the Premises or sublease all or any portion of the Premises to any other party, the terms and conditions of such sublease or assignment and the identity of the sublessee or assignee, provided all by means of an executed agreement conditioned on Lessor's approval, shall be communicated to the Lessor in writing not less than twenty (20) days prior to the effective date of any such sublease or assignment, and, prior to such effective date, the Lessor shall have the option, exercisable in writing to the Lessee within ten (10) business days following Lessor's receipt of the above-referenced agreement, to, if an assignment, recapture the within Lease so that such prospective assignee shall then become the sole lessee of Lessor hereunder or, if a sublease, to recapture said space proposed to be sublet for its proposed duration and the within Lessee shall be fully released from any and all obligations hereunder as to said space for said proposed duration.

            B. In the event that the Lessor elects not to recapture the Lease or part thereof as the case may be in accordance with (A) above, the Lessee may nevertheless assign this Lease or sublet the whole or any portion of the Premises so offered to Lessor, subject to the Lessor's prior written consent, which consent shall not be unreasonably withheld, and subject to the consent of any mortgagee, trust deed holder or ground lessor, on the basis of the terms and conditions enumerated herein in this Subsection 8(B). However, Lessor shall not be deemed unreasonable if it refuses to consent to any proposed sublease or an assignment of the Lease to a tenant, subtenant or other occupant of the Building or


                                       7
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      Complex (or to a subsidiary or affiliate), or if, in the reasonable judgment of Lessor, the business of such proposed subtenant or assignee is not compatible with the type of occupancy of the Building, violates any exclusive granted to any other tenant in the Building, or such business will create increased use of the Common Facilities of the Parcel and/or Building or if the proposed sublease or assignment is to any State, Federal or municipal agency or bureau.

                  (1) The Lessee shall provide to the Lessor the name and
            address of the assignee or sublessee, and copies of financial reports and other relevant financial information of the assignee or sublessee reasonably required by Lessor.

                  (2) The assignee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Lessor within ten (10) days of its execution. Any sublease shall be subject to the Lease and said sublessee shall expressly acknowledge that said sublessee's rights against the Lessor shall be no greater than those of the Lessee.

                  (3) The Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Term Fixed Basic Rent and Additional Rent reserved herein as and when required to be paid, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

                  (4) The Lessee and any assignee shall promptly pay to Lessor any consideration received for any assignment or all of the rent (Fixed Basic and Additional), and any other consideration payable by the subtenant to Lessee under or in connection with the sublease (including, but not limited to, sums paid for the sale of Lessee's fixtures, leasehold improvements, equipment, furniture, or other personal property in excess of its depreciable book value or in excess of its fair rental value if said items are rented to the assignee or sublessee), as and when received, in excess of the Term Fixed Basic Rent and Additional Rent required to be paid by Lessee for the period affected by said assignment or sublease for the area sublet, computed on the basis of an average square foot rent for the gross square footage Lessee has leased and net of the reasonable costs incurred by Lessee in connection with any such sublet or assignment.

                  (5) In any event, the acceptance by the Lessor of any rent
            (Fixed Basic and Additional) from the assignee or from any of the subtenants or the failure of the Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

                  (6) Lessor shall require a Five Hundred and 00/100 ($500.00)
            Dollar payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same, except that the aforesaid payment shall be waived once during the Term.


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                  (7) Lessee shall have no claim, and hereby waives the right to any claim, against Lessor for money damages by reason of any refusal, withholding or delaying by Lessor of any consent, and in such event, Lessee's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any such requirement.

            C. Any sublet or assignment to an "Affiliate" as hereinafter defined shall not be subject to the provisions of Subsections 8(A), 8(B)(4) or 8(B)(6) hereof and shall not require Lessor's prior written consent, but all other provisions of this Section shall, apply.

            D. In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered or to be offered by Lessee or any trustee, receiver, or other representative or agent of Lessee as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Lessor (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Lessor in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

            Lessor shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition, and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Lessor to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two (2%) percent of the price sought from Lessor or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessor hereunder.

            E. Without limiting any of the provisions of Sections 13 and 14, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), or if pursuant to any State insolvency or bankruptcy law, Lessee is permitted to assign this Lease, notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such code or law shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Annual Fixed Basic Rent and Additional Rent for the next succeeding twelve (12) months (which Additional Rent shall be reasonably estimated by Lessor), which deposit shall be held by Lessor for the balance of the Term, without interest, as Additional Security Deposit, as hereinafter defined, for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for the Security Deposit in Section 17 hereof.

            F. The sale or transfer of stock control, if Lessee be a corporation, shall be deemed an assignment of this Lease unless: (a) it involves the sale or issuance of securities registered under the Securities Act of 1933, as amended, (b) it is made amongst the existing stockholders of Lessee, (c) it results from the death of a stockholder of Lessee, or (d) it is in connection with a sale of all or substantially all of Lessee's assets. Additionally, the sale or transfer of stock control in connection with private financing by Lessee for its business shall not be deemed an assignment of this Lease if to (i) a company whose securities are registered under the Securities Act of 1933, as amended, or (ii) an investor or lender whose members have not been convicted of a criminal offense provided the existing shareholders of Lessee, or their survivors, continue to maintain an ownership interest with voting rights in Lessee.

            G. Except as specifically set forth above, no portion of the Demised Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Lessee, nor shall Lessee pledge its interest in this Lease or in any Security Deposit required hereunder.

            H. Subject to the provisions of Subsection 8(F) above, if Lessee is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of this Subsection 8(H) shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock [or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock] which results in a change of control of Lessee as if such transfer of stock (or other mechanism) which results in a change of control of Lessee were an assignment of this Lease, and if Lessee is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Lessee is merged or consolidated or to which all or substantially all of Lessee's assets are transferred or to any corporation which controls or is controlled by Lessee or is under common control with Lessee, provided that in the event of such merger, consolidation or transfer of all or substantially all of Lessee's assets, (i) the successor to Lessee has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (a) the net worth of Lessee immediately prior to such merger, consolidation or transfer or (b) the net worth of Lessee herein named on the date of this Lease, and (ii) proof satisfactory to Lessor of such net worth shall have been delivered to Lessor at least ten
      (10) days prior to the effective date of any such transaction.

      9. COMPLIANCE WITH RULES AND REGULATIONS. Lessee shall observe and comply with the Rules and Regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable Rules and Regulations as Lessor may prescribe, on notice to the Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Lessor shall enforce any such Rules and Regulations in a non-discriminatory manner.

      10. DAMAGES TO BUILDING. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the sixtieth (60th) day following the damage, give Lessee a notice of election to terminate this Lease, or if the cost of restoration will equal or exceed fifty (50%) percent of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, then Lessee may, no later than the sixtieth
(60th) day following the damage, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter; and the Term Fixed Basic Rent and any Additional Rent shall be apportioned as of the date of said surrender, and any Term Fixed Basic Rent or Additional Rent paid for any period beyond the latter of the thirtieth (30th) day after said notice, or the date Lessee surrenders possession, shall be repaid to Lessee. If the cost of restoration shall not entitle Lessor to terminate this Lease or if, despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, as hereinafter defined, and except as stated above, Lessee shall have no right to terminate this Lease. Lessor need not restore fixtures and improvements owned by Lessee.

      Except as provided in Section 5 hereof, notwithstanding the provisions of this Section or any other provision of this Lease, Lessor shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Section occur during the last twelve (12) months of the Term or any extension thereof, and if Lessor elects not to restore the Premises pursuant to this sentence, this Lease shall terminate and Lessee shall be released of any obligations thereafter accruing.

      In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Term Fixed Basic Rent and an equitable reduction in the Base Period Costs as established in Section 25 depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Section 10 shall include repairs. If the damage results from the fault of the Lessee, or Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Term Fixed Basic Rent or Additional Rent, except to the extent of any rent insurance received by Lessor.

      11. WAIVER OF SUBROGATION. Except as provided in Section hereof, notwithstanding the provisions of this Section or any other provision of this Lease, in the event of any loss or damage to the Building, the Premises and/or any contents (herein "property damage"), each party waives all claims against the other for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss (or in the case of Lessee, waives all claims against any tenant of the Building that has similarly waived claims against such Lessee), and each party shall obtain, for each policy of such insurance, provisions waiving any claim against the other party [and against any other tenant(s) in the Building that has waived subrogation against the Lessee] for loss or damage within the scope of such insurance.

      12. EMINENT DOMAIN. If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Term Fixed Basic Rent and any Additional Rent shall be apportioned as of said termination date and any Term Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become the Lessor's property, and for moving expenses, provided the same shall in no way affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Demised Premises, there shall either be an abatement or an equitable reduction of the Term Fixed Basic Rent, and an equitable adjustment reducing the Base Period Costs depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

      13. INSOLVENCY OF LESSEE. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or the filing of any bankruptcy or insolvency proceeding consented to or acquiesced in by Lessee or, if involuntary, not stayed or dismissed within sixty (60) days, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter, provided in Section 14 hereof.

      14. LESSOR'S REMEDIES ON DEFAULT. If Lessee defaults in the payment of Term Fixed Basic Rent or any Additional Rent, or defaults in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated, Lessor may give Lessee notice of such default, and if Lessee does not cure any Term Fixed Basic Rent or Additional Rent default within five (5) days of the giving of such notice or other default within fifteen (15) days after giving of such notice [or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such fifteen (15) days and thereafter proceed with reasonable diligence and in good faith to cure such default], then Lessor may terminate this Lease on not less than ten (10) days' notice to Lessee unless, prior to Lessor's ten (10) day notice to Lessee, Lessee shall have cured said default, and on the date specified in said notice, Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Sections 13 or 14 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects.

      15. DEFICIENCY. In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Lessor's option, and receive Term Fixed Basic Rent and Additional Rent therefor. Term Fixed Basic Rent or Additional Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Term Fixed Basic Rent and Additional Rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Term Fixed Basic Rent and Additional Rent and other sums herein agreed to be paid by Lessee, as and when due, less the net proceeds of the reletting, if any, as ascertained from time to time, as of the due date, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting, nor shall any surplus be applied to offset the damages referred to in the preceding sentence. In reletting the Premises as aforesaid, Lessor may grant rent concessions consistent with the then market practice, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for Term Fixed Basic Rent and Additional Rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed in any event the Term Fixed Basic Rent and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder. Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Term Fixed Basic Rent and the Additional Rent reserved in this Lease from the date of such default to the date of expiration of the original Term demised and the then fair and reasonable rental value (inclusive of Additional Rent and Term Fixed Basic Rent) of the Premises for the same period. Said damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease is terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installments of rent

(Fixed Basic and Additional) thereafter becoming due, and fair and reasonable rental value of the Premises (inclusive of the same rent components) for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than four (4%) percent per annum.

      Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force. In addition, in the event of a default which results in the Lessor recovering possession of the Premises, Lessor shall be under a duty to mitigate Lessor's damages to the extent required by law and then only if Lessor does not have comparable space available for lease within the Complex.

      Lessor's remedies hereunder are in addition to any remedy allowed by law.

      Lessee agrees to pay, as Additional Rent, all attorney's fees and other expenses incurred by the Lessor in enforcing any of the obligations under this Lease, this covenant to survive the expiration or sooner termination of this Lease.

      16. SUBORDINATION OF LEASE. This Lease and any option contained herein shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any first mortgage or first deed of trust, be subject and subordinate to any such underlying leases and to any such first mortgage and/or first trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said first mortgage and first trust deed. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said first mortgage and first trust deed or by any of the lessors under such underlying leases. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion. Lessor agrees to request, on behalf of Lessee, a nondisturbance agreement from the holder of any of the aforesaid underlying leases or first mortgages or first trust deeds in the form attached hereto as Exhibit D; however, this Lease is not conditioned upon the same being granted, and any charges assessed by the holders of such aforesaid underlying leases or first mortgages or first trust deeds in connection with the obtaining of the aforesaid nondisturbance agreement shall be paid by Lessee. Notwithstanding anything contained herein to the contrary, this Lease shall only be subordinate to first mortgages or trust deeds first placed of record subsequent to the date of this Lease provided the holders thereof agree not to disturb Lessee's possession if Lessee is not in default under this Lease and provided Lessee agrees to attorn to said holder.

      17. SECURITY DEPOSIT. In the event of the insolvency of Lessee, or in the event of the entry of a judgment in bankruptcy in any court against Lessee which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then, in such event, Lessor may require the Lessee to deposit security in the amount specified in Subsection 8(E) to adequately assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the Security Deposit required by this Section within ten (10) days after Lessor's written demand shall constitute a material breach of this Lease by Lessee.

      In the event any security is required to be deposited pursuant to the terms of this Lease and in the event Lessor uses any of said security deposit to cure Lessee's default(s) or meet any of Lessee's obligations, Lessee covenants to upon demand replace the amount so utilized. In the event of a bona fide sale, subject to this Lease, Lessor shall have the right to transfer the Security Deposit to the vendee for the benefit of Lessee, and Lessor shall be considered released by Lessee from all liability for the return of such security; and Lessee agrees to look solely to the new lessor for the return of the said Security Deposit, and it is agreed that this shall apply to every transfer or assignment made of the Security Deposit to a new lessor. The security deposited as provided for herein shall not be mortgaged, assigned or encumbered by Lessee without the written consent of Lessor.

      18. RIGHT TO CURE LESSEE'S BREACH. If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including attorneys' fees, incurred by Lessor in so doing inclusive of a reasonable charge for any in-house counsel shall be deemed Additional Rent payable on demand, with interest at two (2%) percent per annum over the prime lending rate announced as such by Chase Manhattan Bank to its most creditworthy customers or the highest rate permitted by law, whichever is lower.

      19. LIENS. Lessee shall not do any act, or make any contract, which may create or be the foundation for any lien or other encumbrance upon any interest of Lessor or any ground or underlying lessor in any portion of the Premises. If, because of any act or omission (or alleged act or omission) of Lessee, any Construction Lien Claim or other lien (collectively "Lien"), charge, or order for the payment of money or other encumbrance shall be filed against Lessor and/or any ground or underlying lessor and/or any portion of the Premises (whether or not such Lien, charge, order, or encumbrance is valid or enforceable as such), Lessee shall, at its own cost and expense, cause same to be discharged of record or bonded within fifteen (15) days after the filing thereof; and Lessee shall indemnify and save harmless Lessor and all ground and underlying lessor(s) against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom. If Lessee fails to comply with the foregoing provisions, Lessor shall have the option of discharging or bonding any such Lien, charge, order, or encumbrance, and Lessee agrees to reimburse Lessor for all costs, expenses and other sums of money in connection therewith (as additional rental) with interest at the maximum rate permitted by law promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Lessee or any contractor or subcontractor of Lessee for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Lease Term, are hereby charged with notice that they look exclusively to Lessee to obtain payment for same.

      20. RIGHT TO INSPECT AND REPAIR. Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. During the last twelve (12) months of the Term, Lessor may immediately enter, alter, renovate or redecorate the Premises if Lessee shall have removed all or substantially all of Lessee's property from the Premises. Such actions by Lessor shall have no effect on this Lease or Lessee's obligations hereunder, and Lessee shall have no claims or cause of action against

Lessor by reason thereof, but Lessor agrees, to the extent reasonably possible, to not unreasonably interfere with, Lessee's use of the Premises, or to unnecessarily store tools or materials within the Premises or to materially reduce Lessee's floor space.

      21. SERVICES TO BE PROVIDED BY LESSOR. Subject to intervening laws, ordinances, regulations and executive orders, while Lessee is not in default under any of the provisions of this Lease, Lessor agrees to furnish, on "Business Days," as hereinafter defined:

            A. Janitorial services to be performed in accordance with Building standards and practices, to include restroom supplies.

            B. Heating, ventilating and air conditioning (herein "HVAC"), as appropriate for the season, together with Common Facilities lighting and electric energy all during "Building Hours," as hereinafter defined.

            C. Cold and hot water for drinking and lavatory purposes.

            D. Elevator service including freight elevator service during Building Hours.

            E. Notwithstanding any other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to Force Majeure, as hereinafter defined.

      22. AFTER-HOURS USE. Lessee shall be entitled to make use of HVAC beyond Building Hours, at Lessee's sole cost and expense, provided Lessee shall notify the Lessor twenty-four (24) hours prior to such desired overtime use, except if such use is desired for a weekend, in which event Lessee shall notify Lessor no later than 5:00 p.m. on the Thursday immediately preceding said weekend. It is understood and agreed that Lessee shall pay the sum of Eighty-five and 00/100 ($85.00) Dollars per hour, plus such additional percentage increase of the aforesaid hourly sum computed by measuring the percentage increase of the rate in effect (including fuel surcharges or adjustments) during the month for which such overtime use is requested against the Base Utility Rate, as defined on the Reference Page, with appropriate proportionate allocation among other Building tenants within the zone servicing Lessee who also request overtime service during the same period.

      In no event shall the Lessee pay less than the sum of Eighty-five and 00/100 ($85.00) Dollars per hour for such aforesaid overtime use.

      23. INTERRUPTION OF SERVICES OR USE. Interruption or curtailment of any service maintained in the Building or the Complex or at the Parcel, if caused by Force Majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement in Term Fixed Basic Rent or Additional Rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service. If Lessor fails to take such measures as may be reasonable under the circumstances to restore the curtailed service, Lessee's remedies shall be limited to an equitable abatement of Term Fixed Basic Rent and Additional Rent for the duration of the curtailment beyond said reasonable period, to the extent such Premises are not reasonably usable by Lessee or to a claim of constructive eviction. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by the making of repairs, replacements or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, there shall be a proportionate abatement of Term Fixed Basic Rent and Additional Rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy, such condition or conditions, all subject to Force Majeure, as hereinafter defined. The remedies provided for in this Section 23 shall be Lessee's sole remedies for any interruption of services or use as described above.

      24. ELECTRICITY.

            A. Lessor, subject to the provisions of this Section 24, shall furnish electrical energy to or for the use of Lessee in the Premises in accordance with this Section 24.

            B. Throughout the Term, Lessor shall redistribute electrical energy to the Premises during Building Hours upon the following terms and conditions: (i) Lessee shall pay for such electrical energy as provided by this Section 24; (ii) Lessor will redistribute electricity to Lessee through presently installed electrical facilities for Lessee's reasonable use of normal office equipment and such lighting, electrical appliances and equipment as Lessor may permit to be installed in the Premises, all consistent with that wiring capacity that has been installed in the Premises; (iii) Lessee agrees that an independent electrical engineering consultant selected by Lessor shall from time to time make a survey of the electric power demand of the electric lighting fixtures and the electric equipment of Lessee used in the Premises to determine the average monthly electric consumption thereof, said survey to be at Lessee's expense. Lessor reserves the right to estimate Lessee's electric consumption until such a survey is made. The estimate will be based on One and 25/100 ($1.25) Dollars per square foot per year of the rentable area of the Premises and Lessee agrees that the Annual Fixed Basic Rent, as defined on the Reference Page, has been increased to compensate Lessor for supplying Lessee with electric current by an estimated Electric Rent Inclusion Factor as defined on the Reference Page. The aforesaid survey shall take into account, among other things, any special electrical requirements of Lessee and use by Lessee of electrical energy at times other than during Building Hours on Business Days. The findings of such engineering consultant as to the proper Electric Rent Inclusion Factor based on such average monthly electric consumption shall, unless objected to by Lessee within ten (10) days of its receipt by Lessee, be conclusive and binding upon the parties and the amount thereof, less the Electric Rent Inclusion Factor, if in excess of the Electric Rent Inclusion Factor, shall be added to the Annual Fixed Basic Rent which shall be payable in installments of Monthly Fixed Basic Rent, payable for each month from the Commencement Date or if the amount thereof shall be lower than the Electric Rent Inclusion Factor, the difference therein shall be subtracted from the Annual Fixed Basic Rent and the resulting sum shall be the revised Annual Fixed Basic Rent which shall be payable in installments of Monthly Fixed Basic Rent (except that if the amount of such rent increase or decrease shall not have been determined on the Commencement Date, then, upon such subsequent determination, Lessee shall pay or receive a credit, as the case may be, for the retroactive determination from the Commencement Date to the date of such determination); (iv) If the Electric Rates (as hereinafter defined) on which the initial determination of said consultant was based shall be increased or decreased, then the Annual Fixed Basic Rent shall be increased or decreased in the amount equal to the change in Lessor's cost of supplying electrical current to the Premises resulting from such rate change, retroactive if necessary to the date of such increase or decrease in such Electric Rates. The Term Fixed Basic Rent, as defined on the Reference Page, shall be deemed modified accordingly by any of the aforesaid modifications. If Lessee objects to said findings of said independent engineering consultant within the aforesaid period and designates an independent engineering consultant of its own who shall be paid for by Lessee, the two consultants will, within the next ten (10) business days, seek to resolve any differences and if, within said ten
      (10) business day period they are unable to do so, they shall, within two
      (2) business days, designate a mutually acceptable electrical engineer whose decision, absent manifest error, shall be final and binding. If, within said two (2) business day period, Lessor's consultant and Lessee's consultant cannot agree on an independent third electrical engineering consultant acceptable to both whose decision shall be final and binding, either party may request the American Arbitration Association in Somerset, New Jersey to appoint such independent third electrical engineering consultant, whose decision shall be final and binding (the "AAA Consultant"). The cost of the AAA Consultant shall be assessed to the party whose position is at greatest variance from the finding of the AAA Consultant.

            C. Lessee shall make no material alterations or additions to the electric equipment appliances without first obtaining written consent from Lessor in each instance. If Lessee installs additional or substituted electrical equipment or appliances or otherwise increases its use of current, then the Electric Rent Inclusion Factor shall be redetermined by Lessor's electrical engineer or consultant, at Lessee's expense, and such determination shall be conclusive and binding upon Lessor and Lessee unless Lessee objects in the manner provided for in Subsection 24 (B) above in which case the dispute shall be resolved as provided for in said subsection. Lessee may at any time it believes any change in its electrical equipment or appliances or fixtures has reduced its electrical consumption request a resurvey of the Premises by Lessor's electrical engineer or consultant, at Lessee's expense. Any change in the Electric Rent Inclusion Factor resulting from a change in Lessee's consumption shall be effective as of the date of such change, and the Term Fixed Basic Rent enumerated herein shall be deemed modified accordingly, retroactive if necessary.

            D. Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this Section nor for any interruption in the supply (except to the extent said interruption results from Lessor's nonpayment of electrical bills), and Lessee agrees that such supply may be interrupted for inspection, repairs and replacement and in emergencies. In any event, the full measure of Lessor's liability for any interruption in the supply due to Lessor's acts or omissions shall be an abatement of Term Fixed Basic

      Rent and Additional Rent. In no event shall Lessor be liable for any business interruption suffered by Lessee. Lessee covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installation. Any riser or risers to supply Lessee's electrical requirements, upon written request of Lessee, shall be installed by Lessor, at the sole cost and expense of Lessee, if, in Lessor's sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Lessor shall also, at the sole cost and expense of Lessee, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

            E. Provided Lessee is able to obtain service from a utility servicing the Building, Lessor reserves the right to terminate the redistribution of electricity to the Premises at any time, upon thirty
      (30) days' written notice to Lessee, in which event Lessee may make application directly to the utility company servicing the Building for Lessee's entire separate supply of electricity. Lessor, upon the expiration of the aforesaid thirty (30) day period, may discontinue furnishing the electric current, in which latter event Lessee's Annual Fixed Basic Rent shall be decreased by the charge for Electric Rent Inclusion Factor as of the date of discontinuance of the supplying of electric current, but this Lease shall otherwise remain in full force and effect. The term "Electric Rates" shall be deemed to mean the rates for the comparable usage charged by the public utility company furnishing electrical energy to the Building, including but not limited to any charges or surcharges incurred or taxes payable by Lessor in connection therewith or increase or decrease thereof by reason of fuel adjustment or any substitutions for such Electric Rates or additions thereto.

            F. If Lessor discontinues the furnishing of electricity, as provided in this Section 24, then, and in such event, Lessor shall permit Lessee to receive electrical service directly from the public utility supplying electrical service to the Building and shall permit the existing feeders, risers, wiring and other electrical facilities serving the Premises to be used by Lessee for such purpose to the extent that they are available, suitable and safe. If Lessor discontinues the furnishing of electricity due to actions of the utility company, Lessee shall, at its own expense, install any necessary electrical meter equipment, panel boards, feeders, risers, wiring and other conductor and equipment which may be required to obtain electrical energy directly from the public utility supplying the same. otherwise, if Lessor discontinues the furnishing of electricity, Lessor, at its own expense, shall install such items. Lessor shall have no liability whatsoever to Lessee by reason of Lessor's discontinuance of electrical service.

            G. Lessor, at Lessee's expense, shall furnish and install all lamps (including incandescent and fluorescent), starters and ballasts used in the Premises.

            H. Following a determination of an increase or decrease in the Electric Rent Inclusion Factor attributable to the furnishing of electrical energy to the Premises by Lessor as set forth in this Section 24, Lessor and Lessee shall, upon request of either party, execute, acknowledge and deliver to each other a supplemental agreement in form satisfactory to Lessor reflecting such change in the Annual Fixed Basic Rent and Monthly Installment of Term Fixed Basic Rent, but any such change shall be effective whether or not such agreement is entered into.

            I. In addition to payments of the Electric Rent Inclusion Factor, if Lessee makes use of electric current on non-Business Days or after Building Hours, then Lessee shall pay to Lessor, as Additional Rent, Lessor's cost of supplying electrical current to the Premises at all such times when electrical current is so used. Such charge shall be made on a per hour (or any portion thereof) basis determined by the hourly cost of supplying electrical current to the Premises or such portions of the Building as must be supplied to provide electric current to the Premises; provided, however, that Lessee shall not be required under this Section to pay for use of electrical current which shall have previously been included in a survey of Lessee's use of electrical current pursuant to Subsection 24 (B) above.

            J. Notwithstanding anything contained herein to the contrary, Lessor reserves the right; at Lessor's cost and expense, to install a separate meter to measure electrical consumption to the Premises for lighting and equipment purposes, in which event Lessee shall pay the meter charges based upon the Electric Rates for said consumption in lieu of the amount determined pursuant to Subsection 24 (B) hereof, in which event Lessee's Annual Fixed Basic Rent shall be decreased by the charge for Electric Rent Inclusion Factor as of the date of installation of the meter.

      25. ADDITIONAL RENT. It is expressly agreed that Lessee will pay in addition to the Term Fixed Basic Rent provided in Section 3 above, an Additional Rent to cover Lessee's Percentage, as defined on the Reference Page, of the increased cost to Lessor, for each of the categories enumerated herein, over the "Base Period Costs," as defined on the Reference Page, for said categories.

            A. OPERATING COST ESCALATION. If during the Lease Term the Operating Costs incurred for the Building in which the Demised Premises are located, Complex and Parcel, for any Lease Year or proportionate part thereof if the Lease Term expires prior to the expiration of a Lease Year (herein the "Comparison Period") shall be greater than the Base Operating Costs (adjusted proportionately if the Comparison Period is less than a Lease Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation: personal property taxes; management fees; labor for Building managers and staff, including all wages and salaries; social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection with the operation of the Complex or Parcel; supplies; repairs and maintenance; maintenance and service contracts; the cost of security and alarm services; license permits and inspection fees; painting of Common Facilities; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for Federal income tax purposes); fire and other insurance; the cost of any loss which is the responsibility of Lessor because of the existence of commercially reasonable deductibles; trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices (hereinafter collectively referred to as the "Operating Costs").

Lessor shall be entitled to amortize and include in operating Costs an allocable portion of the cost of capital improvement items (excluding any such improvements made for a specific tenant's benefit), including life safety systems, which are reasonably calculated to reduce operating expenses or which are required under any governmental laws, regulations or ordinances which were not applicable to the Building or Complex or Parcel at the time it was constructed. All such costs shall be amortized over the reasonable life of such improvements with interest at two (2%) percent over the prime lending rate announced as such by Chase Manhattan Bank to its most creditworthy borrowers on the unamortized amount in accordance with such reasonable life and amortization schedules as shall be determined by Lessor in accordance with generally accepted accounting principles. As used in this Subsection 25(A), the Base Period Costs for Operating Costs shall be as defined on the Reference Page.

            B. FUEL, UTILITIES AND ELECTRIC COST ESCALATION. If during the Lease Term the utility and energy costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, other utilities and heating, ventilating and air conditioning for the Building, Complex and Parcel to include all leased and leasable areas (not separately billed or metered within the Building) and Common Facilities electric, lighting, water, sewer and other utilities for the Building, the Complex and Parcel (hereinafter "Utility and Energy Costs") for any Comparison Period shall be greater than the Base Utility and Energy Costs (adjusted proportionately if the Comparison Period is less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage of all such excess Utility and Energy Costs. Common Facilities electric consumption shall be charged at the bulk rate at which Lessor purchases electrical energy from the public utility supplying electrical service to the Building. As used in this Subsection 25(B), the Base Utility and Energy Costs shall be as defined on the Reference Page.

            C. TAX ESCALATION. If during the Lease Term the Real Estate Taxes for the Building, the Complex and Parcel at which the Demised Premises are located for any Comparison Period shall be greater than the Base Real Estate Taxes (adjusted proportionately if the Comparison Period is less than a Lease
Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage of all such excess Real Estate Taxes.

      As used in this Subsection 25(C), the words and terms which follow mean and include the following:

                  (i) The Base Period Costs for "Real Estate Taxes" shall be as defined on the Reference Page.

                  (ii) "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building, the Complex and Parcel, or upon the Term Fixed Basic Rent and Additional Rent, as such, payable by the Lessor including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed or assessed against the Building and Complex by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof. Notwithstanding anything contained herein to the contrary, Lessee shall assume and pay to Lessor in full at the time of paying the Term Fixed Basic Rent, any excise, sales, use, gross receipts or other taxes(other than a net income or excess profits tax) which may be imposed on or measured by such Term Fixed Basic Rent or Additional Rent or may be imposed on Lessor or on account of the letting or which Lessor may be required to pay or collect under any law now in effect or hereafter enacted.

            D. LEASE YEAR. As used in this Lease, Lease Year shall mean the twelve (12) month period commencing on the Commencement Date and each twelve
(12) month period thereafter. Once the base costs are established, in the event any lease period is less than twelve (12) months, then the Base Period Costs for the categories listed above shall be adjusted to equal the proportion that said period bears to twelve (12) months, and Lessee shall pay to Lessor as Additional Rent for such period, an amount equal to Lessee's Percentage of the excess for said period over the adjusted base with respect to each of the aforesaid categories. Notwithstanding anything contained herein to the contrary, once the base costs are established, Lessor reserves the right to calendarize billing and payment in order to establish operating consistency.

            E. PAYMENT. At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise the Lessee in writing of Lessee's Percentage, as defined on the Reference Page, with respect to each of the categories as estimated for the current Lease Year [and for each succeeding Lease Year or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) months] as then known to the Lessor, and thereafter, the Lessee shall pay as Additional Rent, Lessee's Percentage of the excess of these costs over the Base Period Costs for the then current period affected by such advice (as the same may be periodically revised by Lessor as additional costs are incurred) in equal monthly installments on the first day of each month, such new rates being applied to any months for which the installments of Monthly Fixed Basic Rent shall have already been paid which are affected by the Operating Cost Escalation and/or Utility and Energy Cost Escalation and/or Tax Escalation Costs above referred to, as well as the unexpired months of the current period the adjustment for the then expired months to be made at the payment of the next succeeding installment of Monthly Fixed Basic Rent, all subject to final adjustment at the expiration of each Lease Year as defined in Subsection 25 (D) hereof [or proportionate part thereof, if the last period prior to the Lease's termination is less than twelve (12) months]. In the event the last period prior to the Lease's termination is less than twelve (12) months, the Base Period Costs during said period shall be proportionately reduced to correspond to the duration of said final period.

            F. BOOKS AND RECORDS. For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives at all reasonable times so that Lessee can determine that such Operating, Utility, Energy and Tax Costs have, in fact, been paid or incurred. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Lessor and Lessee shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute, the Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

            G. RIGHT OF REVIEW. Once Lessor shall have finally determined said Operating, Utility and Energy or Tax Costs at the expiration of a Lease Year, then, as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of six (6) months after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said six (6) month period.

            H. OCCUPANCY ADJUSTMENT. If, with respect to Operating Cost Escalation, as established in Subsection 25(A) hereof, and Utility and Energy Cost Escalation, as established in Subsection 25 (B) hereof, the Building is not ninety-five (95%) percent occupied during the establishment of the respective Base Period Costs, then the Base Period Costs incurred with respect to said Operating Cost or Utility and Energy Cost shall be adjusted during any such period so as to reflect ninety-five (95%) percent occupancy. Similarly, if, during any Lease Year or proportionate part thereof subsequent to the establishment of the respective Base Period Costs the Building is less than ninety-five (95%) percent occupied, then the actual costs incurred for Operating Cost and Utility and Energy Cost shall be increased during any such period to reflect ninety-five (95%) percent occupancy so that at all times after the establishment of the aforesaid Base Period Costs, the Utility and Energy Cost and Operating Cost shall be actual costs, but in the event less than ninety-five (95%) percent of the Building is occupied during all or part of the Lease Year involved, the Utility and Energy Cost and Operating Cost shall not be less than that which would have been incurred had ninety-five (95%) percent of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels. To the extent any Operating Cost or Utility and Energy Cost is separately billed or metered or paid for directly by any Building tenant, to include but not be limited to Lessee, or for which Lessor receives reimbursements, said space shall be considered vacant space for purposes of the aforesaid adjustment.

      26. LESSEE'S/LESSOR'S ESTOPPEL.

            A. Lessee or Lessor shall, from time to time, within ten (10) days of said other party's written request, execute, acknowledge and deliver to the party requesting the same a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the Monthly Fixed Basic Rent and Additional Rent and charges have been paid; and, to the best of the party's knowledge, whether or not said other party is in default thereunder, and if so, specifying the nature of the default; and any other information which said requesting party shall reasonably request. It is intended that any such statement delivered pursuant to this Section 26 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest or assignee of Lessee's interest or purchaser of Lessee or prospective lender of Lessee. The party who has failed to deliver said estoppel hereby irrevocably appoints the other party or, in the case of Lessor if Lessor is a trust, Lessor's beneficiary or agent, as attorney-in-fact for the said party who has failed to deliver the estoppel, with full powers and authority to execute and deliver in the name of the party failing to deliver the estoppel such estoppel certificate if said party fails to deliver the same within such ten (10) day period and such certificate as signed by the requesting party or in the case of Lessor if Lessor is a trust, Lessor's beneficiary or agent, as the case may be, shall be fully binding on the party failing to deliver the estoppel, if said party fails to deliver a contrary certificate within five (5) days after receipt by said party of a copy of the certificate executed by the requesting party or in the case of Lessor if Lessor is a trust, Lessor's beneficiary or agent, as the case may be.

            B. Lessee's or Lessor's failure to deliver such statement within such time shall be conclusive upon the other party that: (i) this Lease is in full force and effect and not modified except as said party requesting such statement may represent; (ii) not more than one (1) installment of Monthly Fixed Basic Rent has been paid in advance; and (iii) there are no such defaults. Notwithstanding the presumptions of this Section, said party to whom a request for a statement has been made shall not be relieved of its obligation to deliver said statement.

      27. HOLDOVER TENANCY. If Lessee holds possession of the Premises after the Term of this Lease, Lessee, at Lessor's option, shall become a tenant from month to month under the provisions herein provided, but at a Monthly Fixed Basic Rent as provided for pursuant to N.J.S.A. 2A:42-6 and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises (but Additional Rent shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor by notice to Lessee given at least thirty (30) days prior to the intended date of termination, or until Lessee shall have given to Lessor, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month. Lessee shall pay Term Fixed Basic Rent and Additional Rent until such alterations and corrections as are required to be made by Lessee are made, and until such additions and improvements as Lessee is entitled to remove have been removed. Lessee shall also pay all damages sustained by Lessor from any loss or liability resulting from such holding over and delay in surrender. The time limitations described in this Section 27 shall not be subject to extension for Force Majeure.

      28. RIGHT TO SHOW PREMISES. Lessor may show the Premises to prospective purchasers and mortgagees; and, during the twelve (12) months prior to termination of this Lease, to prospective tenants, during Building Hours on reasonable notice to Lessee.

      29. LESSOR'S WORK - LESSEE'S DRAWINGS.

            A. Lessor agrees that prior to the commencement of the Term of this Lease, it will do substantially all of the work in the Demised Premises in accordance with Exhibit C attached hereto and made a part hereof and, in addition thereto, shall have laid the floor covering or an alternative thereto as specified in Exhibit C. All of said Exhibit C work, whether paid for in whole or in part by Lessee, is and shall remain the Lessor's property. Lessor shall contribute the sum of Sixty-seven Thousand and 00/100 ($67,000.00) Dollars towards the cost of the Exhibit C work and Lessee shall pay all sums in excess of Sixty-seven Thousand and 00/100 ($67,000.00) Dollars promptly upon receipt of Lessor's invoice therefor. Lessee shall, upon execution of this Lease, deliver an unconditional evergreen irrevocable letter of credit having as its expiration date a date no earlier than six (6) months after the Term's Anticipated Expiration Date, drawn on a New York money center bank to Lessor's benefit and assignable without fee by Lessor in the principal amount of Sixty-seven Thousand and 00/100 ($67,000.00) Dollars. Said letter of credit may, if Lessor certifies in writing that as of the Operable Date (as hereinafter defined), Lessee is not in default under any of the provisions of this Lease, be reduced by Thirteen Thousand Four Hundred and 00/100 ($13,400.00) Dollars. The Operable Date shall be the first (1st) anniversary of the Commencement Date and each anniversary thereafter. At the expiration date of this Lease, the letter of credit shall, if Lessee is not in default, be returned to Lessee. If Lessee shall be in default under any provision of this Lease beyond any notice or grace period, Lessor shall be entitled to negotiate said letter of credit and apply the proceeds against any damages to which it may be entitled pursuant to this Lease. Lessee acknowledges and agrees that it shall pay, upon Lessor's demand as Additional Rent under the Lease, any and all costs or fees charged in connection with the letter of credit that arise due to:(i) Lessor's sale or transfer of all or a portion of the Building or Complex; or (ii) the addition, deletion, or modification of any beneficiaries under the letter of credit.

            B. Lessee will timely supply such drawings and information to Lessor as set forth in Exhibit C. Any delay occasioned by Lessee's failure to timely supply such drawings and information shall not delay the Commencement Date of the Term, as hereinafter defined, and Lessee's obligations hereunder and the Commencement Date shall be the date the Premises would have been delivered to Lessee pursuant to Section 2, but for Lessee's delay.

            C. Lease Commencement shall occur and the Commencement Date is defined as that date when Lessor has done substantially all of the work to be done by Lessor in accordance with Exhibit C unless Lessor has been precluded from completing said work as a result of Lessee's acts or omissions including but not limited to its failure to comply with (B) above. Occupancy by Lessee or the delivery of a Certificate of Occupancy (temporary or permanent) by Lessor (if required pursuant to local law), so long as the floor covering has been installed, shall be prima facie evidence that Lessor has done substantially all of the work. Lessor shall complete any incomplete items existing as of the Commencement Date within a reasonable time thereafter.

      30. WAIVER OF TRIAL BY JURY. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

      31. LATE CHARGE. Lessee recognizes that late payment of any Term Fixed Basic Rent or Additional Rent or other sum due hereunder will result in administrative expense to Lessor, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Lessee therefore agrees that if Monthly Fixed Basic Rent or Additional Rent or any other sum is due and payable pursuant to this Lease, and such amount remains due and unpaid ten (10) days after said amount is due, such amount shall be increased by a late charge in an amount equal to the greater of: (a) Fifty and 00/100 ($50.00) Dollars; or (b) a sum equal to five (5%) percent of the unpaid monthly Fixed Basic Rent or Additional Rent or other payment. The amount of the late charge to be paid by Lessee shall be reassessed and added to Lessee's obligation for each successive monthly period until paid. The provisions of this Section 31 in no way relieve Lessee of the obligation to pay Term Fixed Basic Rent or Additional Rent or other payment on or before the date on which they are due nor do the terms of this Section 31 in any way affect Lessor's remedies pursuant to Section 14 in the event said Term Fixed Basic Rent or Additional Rent or other payment is unpaid after date due.

      32. INSURANCE.

            A. LESSEE'S INSURANCE.

                  (1) Lessee covenants and represents, said representation being specifically designed to induce Lessor to execute this Lease, that during the entire Term hereof, at its sole cost and expense, Lessee shall obtain, maintain and keep in full force and effect the following insurance:

                        (a) "All Risk" property insurance against fire, theft,
                  vandalism, malicious mischief, sprinkler, leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the State of New Jersey upon property of every description and kind owned by Lessee or under Lessee's care, custody or control and located in the Building, Complex or Parcel or for which Lessee is legally liable or installed by or on behalf of Lessee, including by way of example and not by way of limitation, furniture, fixtures, fittings, installations and any other personal property (including the work done by Lessor in connection with Exhibit C) in an amount equal to the full replacement cost thereof.

                        (b) Commercial General Liability Insurance coverage to
                  include personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, products and completed operations liability naming Lessor and Lessor's mortgagee or trust deed holder and ground lessors (if any) as additional named insureds in limits of not less than One Million and 00/100 ($1,000,000.00) Dollars.

                        (c) Business interruption insurance in such amounts as
                  will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or assumed by Lessee pursuant to this Lease or attributable to prevention or denial of access to the Premises, Building, Complex or Parcel as a result of such perils.

                        (d) Workers' Compensation insurance in form and amount
                  as required by law.

                        (e) Business auto liability covering owned, non-owned
                  and hired vehicles with a limit of not less than One Million and 00/100 ($1,000,000.00) Dollars per accident.

                        (f) Any other form or forms of insurance or any increase
                  in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Lessor or the mortgagees or ground lessors (if any) of Lessor may reasonably require from time to time if in the reasonable opinion of Lessor or said mortgagees or ground lessors said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

                  (2) All insurance policies required pursuant to this Section
            32 shall be taken out with insurers rated at least A+XV by A.M. Best Company, Oldwick, New Jersey, who are licensed to do business in the State and shall be in form satisfactory from time to time to Lessor. A policy or certificate evidencing such insurance together with a paid bill shall be delivered to Lessor not less than fifteen (15) days prior to the commencement of the Term hereof. Such insurance policy or certificate will provide an undertaking by the insurers to notify Lessor and the mortgagees or ground lessors (if any) of Lessor in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. Should a certificate of insurance initially be provided a policy shall be furnished by Lessee within thirty (30) days of the Term's commencement. The aforesaid insurance shall be written with no deductible.

                  (3) In the event of damage to or destruction of the Building and/or Premises entitling Lessor or Lessee to terminate this Lease pursuant to Section hereof, and if this Lease be so terminated, Lessee will immediately pay to Lessor all of its insurance proceeds, if any, relating to the leasehold improvements and alterations (but not Lessee's trade fixtures, equipment, furniture or other personal property of Lessee in the Premises) which have become Lessor's property on installation or would have become Lessor's property at the Term's expiration or sooner termination. If the termination of the Lease, at Lessor's election, is due to damage to the Building, and if the Premises have not been so damaged, Lessee will deliver to Lessor, in accordance with the provisions of this Lease, the improvements and alterations to the Premises which have become on installation or would have become at the Term's expiration, Lessor's property.

                  (4) Lessee agrees that it will not keep or use or offer for sale (if sales of goods is a permitted use pursuant to Section 4 hereof) in or upon the Premises or within the Building, Complex or Parcel, any article which may be prohibited by any insurance policy in force from time to time covering the Building, Complex or Parcel. In the event Lessee's occupancy or conduct of business in or on the Premises, Building, Complex or Parcel, whether or not Lessor has consented to the same, results in any increase in premiums for insurance carried from time to time by Lessor with respect to the Building, Complex or Parcel, Lessee shall pay such increase in premiums as Additional Rent within ten (10) days after being billed therefor by Lessor. In determining whether increased premiums are a result of Lessee's use and occupancy, a schedule issued by the organization computing the insurance rate on the Building, Complex or Parcel showing the components of such rate shall be conclusive evidence of the items and charges making up such rate. Lessee shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises, Building, Complex or Parcel.

                  (5) If any insurance policy carried by either party as
            required by this Section 32 shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises, Building, Complex or Parcel or any part thereof by Lessee or any assignee or sublessee of Lessee or anyone permitted by Lessee to be upon the Premises, and if Lessee fails to remedy the conditions giving rise to said cancellation or threatened cancellation or reduction in coverage on or before the earlier of
            (i) forty-eight (48) hours after notice thereof from Lessor, or (ii) prior to said cancellation or reduction becoming effective, Lessee shall be in default hereunder and Lessor shall have all of the remedies available to Lessor pursuant to this Lease.

            B. LESSORS INSURANCE. Lessor covenants and agrees that throughout the Term it will insure the Building [excluding any property with respect to which Lessee is obligated to insure pursuant to Subsection 32 (A) (1) (a) above] against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as required by any-mortgagee or ground lessor, or if none, as would be carried by a prudent owner of a similar building in the area. In addition, Lessor shall maintain and keep in force and effect during the Term, rental income insurance insuring Lessor against abatement or loss of Term Fixed Basic Rent, including items of Additional Rent, in case of fire or other casualty similarly insured against, in an amount at least equal to the Term Fixed Basic Rent and Additional Rent during, at the minimum, one (1) Lease Year hereunder. Lessor may, but shall not be obligated to, take out and carry any other forms of insurance as it or the mortgagee or ground lessor (if any) of Lessor may require or reasonably determine available. A11 insurance carried by Lessor on the Building, Complex or Parcel shall be included as an Operating Cost pursuant to Subsection 25(A). Notwithstanding its inclusion as an Operating Cost or any contribution by Lessee to the cost of insurance premiums by Lessee as provided herein, Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Lessor. Lessee further acknowledges that the exculpatory provisions of this Lease as set forth in Section 39 and the provisions of this Section 32 as to Lessee's insurance are designed to insure adequate coverage as to Lessee's property and business without regard to fault and avoid Lessor obtaining similar coverage for said loss for its negligence or that of its agents, servants or employees which could result in additional costs includable as part of Operating Costs which are payable by Lessee. Lessor will not carry insurance of any kind on Lessee's furniture or furnishings, or on any fixtures, equipment, appurtenances or improvements (other than those enumerated in Exhibit C which belong to Lessor) of Lessee under this Lease and

Lessor shall not, except as to the aforesaid Exhibit C items owned by Lessor, be obligated to repair any damage thereto or replace the same.

            C. WAIVER OF SUBROGATION. Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises, Building, Complex or Parcel shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Lessor or Lessee) for all perils covered by said policy.

Should such waiver not be available, then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining said coverage.

      33. NO OTHER REPRESENTATIONS. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

      34. QUIET ENJOYMENT. Lessor covenants that if, and so long as, Lessee pays the Term Fixed Basic Rent and any Additional Rent as herein provided, and performs the covenants hereof, Lessor and those acting by, through or under Lessor have done and shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate.

      35. INDEMNITY. Lessee shall indemnify and save harmless Lessor and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor or Lessor's agents, servants or contractors for Lessor's or Lessee's account) in or about the Demised Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities incurred in or in connection-with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding. The provisions of this Section 35 shall survive the expiration or sooner termination of this Lease.

      36. RULES OF CONSTRUCTION/APPLICABLE LAW. Any table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Lessee's part to be performed, shall be deemed and construed as a separate and independent covenant of Lessee, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease shall be governed and construed in accordance with the laws of the State of New Jersey (excluding New Jersey conflict of laws) and by the State courts of New Jersey. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall-to-any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      37. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

      38. PARKING. Lessor agrees that Lessee, its employees, agents, permitted subtenants, customers and invitees shall be entitled, in the aggregate, to the use of those parking spaces as enumerated on the Reference Page, from time to time, as, when and where available in the parking areas appurtenant to the Building. Lessor hereby expressly reserves the right, from time to time, to change the area, level, location and arrangement of the parking areas; to build multi-story parking facilities; to restrict parking by tenants and to the occupants of the Building and their employees, agents, permitted subtenants, customers and invitees; to enforce parking charges (by operation of meters or otherwise) except that no such parking charge shall be charged Lessee unless the same is applicable to all Building or Complex tenants with access to the parking spaces then being charged for; and to close temporarily all or any portion of the parking areas or other common areas for the purpose of making repairs or changes thereto and to discourage non-customer parking. If any vehicle of Lessee, or of any subtenant, licensee, or concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking area (s) designated therefor by Lessor, Lessee shall pay to Lessor such reasonable penalty as may be fixed by Lessor from time to time. All amounts due under the provisions of this Section shall be deemed to be Additional Rent. Lessee agrees promptly to execute Lessor's standard parking agreement if, as and when promulgated by Lessor for use in connection with the Building, provided that Lessee shall have been provided with a copy of such agreement. Notwithstanding anything contained herein to the contrary, it is understood and agreed that a gate-controlled area is utilized for covered parking spaces. The spaces within said covered area shall not be specifically assigned on an individual basis anal those spaces enumerated on the Reference Page as being covered shall be undercover but not specifically earmarked for Lessee, said spaces to be available on a first come first serve basis to all those entitled to covered spaces who have been assigned spaces within said area. The total spaces available within said area shall equal the total number of people with access to said area. Nothing contained herein shall be deemed to impose any obligation on Lessor to police the parking area. Lessor shall enforce the provisions set forth in this Section 38 in a non-discriminatory manner.

      39. LESSOR'S EXCULPATION. Lessor shall not be liable to Lessee for any loss suffered by Lessee under any circumstances, including, but not limited to
(i) that arising from the negligence of Lessor, its agents, servants, invitees, contractors or subcontractors, or from defects, errors or omissions in the construction or design of the Premises and/or the Building and/or the Complex and/or the Parcel including the structural and nonstructural portions thereof; or (ii) for loss of or injury to Lessee or to Lessee's property or that for which Lessee is legally liable from any cause whatsoever, including but not limited to theft or burglary; or (iii) for that which results from or is incidental to the furnishing of or failure to furnish or the interruption in connection with the furnishing of any service which Lessor is obligated to furnish pursuant to this Lease; or (iv) for that which results from any inspection, repair, alteration or addition or the failure thereof undertaken or failed to be undertaken by Lessor; or (v) for any interruption to Lessee's business, however occurring. The aforesaid exculpatory Section is to induce the Lessor, in its judgment, to avoid or minimize covering risks which are better quantified and covered by Lessee either through insurance (or self-insurance or combinations thereof if specifically permitted pursuant to this Lease), thereby permitting potential cost savings in connection with the Operating Costs borne by Lessee pursuant to Section 25, but is not intended to preclude Lessee from any cause of action otherwise available to Lessee under this Lease for Lessor's breach of its obligations under this Lease subject to whatever limitations otherwise exist under this Lease.

      40. COMMISSION. Lessee and Lessor represent and warrant one to the other that the Broker, as defined on the Reference Page, is the sole broker with whom either party has negotiated in bringing about this Lease and Lessee and Lessor agree to indemnify and hold each other and Lessor's mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with any conduct inconsistent with the representations tendered by one to the other herein. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction. In the event that no broker was involved as aforesaid, then Lessee and Lessor represent and warrant one to the other that no broker brought about this transaction, and Lessee and Lessor agree to indemnify and hold each other harmless from any and all claims of any brokers arising out of or in connection with any conduct inconsistent with the representations tendered by one to the other herein.

      41. RECORDATION. Lessee shall not record this Lease or a short form memorandum hereof without the prior written consent of Lessor. If Lessee does record this Lease or a short form memorandum without the prior written consent of Lessor, it shall be considered a default under the Lease entitling the Lessor to terminate the Lessee's occupancy.

      42. NO OPTION. The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

      43. DEFINITIONS.

            A. AFFILIATE. Affiliate shall mean any corporation related to Lessee as a parent, subsidiary or brother-sister corporation so that such corporation and such party or such corporation and such party and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury Regulations promulgated thereunder or any business entity in which Lessee has more than a fifty (50%) percent interest.

            B. BUSINESS DAYS AND BUILDING HOURS. As used in this Lease, the "Business Days" and the "Building Hours" shall be Monday through Friday, 8:00 a.m. to 6:00 p.m., and on Saturdays from 8:00 a.m. to 1:00 p.m., excluding those Federal and/or State holidays observed by the employees of Lessor, except that Common Facilities lighting in the Building, the Complex and Parcel shall be maintained for such additional hours as, in Lessor's sole judgment, is necessary or desirable to insure proper operation of the Building, the Complex and Parcel.

            C. COMMON FACILITIES. Common Facilities shall include, by way of example and not by way of limitation, the parking areas; ingress and egress areas to the Complex; lobby; elevator(s); public hallways; public lavatories; all other general Building or Complex facilities that service all Building tenants; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls. Lessee's use of those Common Facilities not open to all tenants is subject to Lessor's consent which may be denied for any reason. Lessor may at any time close temporarily any of the Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building, Complex or Parcel, or to discourage non-tenant parking or to prevent the dedication of the same, and may do such other acts in and to any of the Common Facilities as in its judgment may be desirable to improve the convenience thereof but shall always in connection therewith endeavor to minimize any inconvenience to Lessee.

            D. FORCE MAJEURE. Force Majeure shall mean and include those situations beyond either party's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Term Fixed Basic Rent or Additional Rent and except as to the time periods set forth in Section 27, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

            E. LESSEE'S PERCENTAGE. The parties agree that Lessee's Percentage, as defined on the Reference Page, reflects and will be continually adjusted to reflect the sum arrived at by dividing the gross square feet of the area rented to Lessee (including an allocable share of all Common Facilities) as set forth in Section 1 [the numerator], plus any additional gross square footage leased from time to time pursuant to this Lease, by the total number of gross square feet of the Complex (or additional buildings that may be constructed within the Parcel), [the denominator], measured outside wall to outside wall less five (5%) percent vacancy allowance of the Complex. Lessor shall have the right to make changes or revisions in the Common Facilities of the Building or Complex so as to provide additional leasing area. Lessor shall also have the right to construct additional buildings in the Parcel for such purposes as Lessor may deem appropriate and subdivide the lands for that purpose if necessary, and upon so doing, the Parcel shall become the subdivided lot on which the Building in which the Demised Premises is located. If any service provided for in Subsection 25 (A) or any utility provided for in Subsection 25(B) is separately billed or separately metered within the Building or within the Complex, then the square footage so billed or metered shall be deemed vacant and if applicable subject to the Occupancy Adjustment set forth in Subsection 25 (H). Lessee understands that as a result of changes in the layout of the Common Facilities from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all tenant Building proportionate shares or complex proportionate shares may be equal to, less than or greater than one hundred (100%) percent.

      44. LEASE COMMENCEMENT. Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, including Lessor's negligence, cannot deliver possession of the Premises as provided for in Subsection 29 (A) to Lessee at the commencement of the agreed Term as set forth in Section 2, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Lease Term shall be for the full Term as specified above to commence from and after the date Lessor shall have delivered possession of the Premises to Lessee or from the date Lessor would have delivered possession of the Premises to Lessee but for Lessee's failure to timely supply to Lessor such drawings and/or information required by Exhibit C or for any other reason attributable to Lessee (herein the "Commencement Date") and to terminate midnight of the Expiration Date, and if requested by Lessor, Lessor and Lessee shall, by a writing signed by the parties, ratify and confirm said commencement and termination dates. Nothing contained herein shall be deemed to modify the commencement of the Lease Term as set forth in Section 2 and Lessee's obligations hereunder if Lessor is unable to deliver the Demised Premises on the Commencement Date by reason of Lessee's failure to comply with the requirements of Subsection 29(B).

      45. NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (a) delivered personally or
(b) sent by registered mail or certified mail in a postpaid envelope or by regulated carrier service with return receipt or (c) sent by nationally recognized overnight courier service such as Federal Express, addressed if to Lessee, at 401 Hackensack Avenue, Fifth Floor, Hackensack, New Jersey 07601,
Attention: Arnold Lippa; with copy to Friedman Siegelbaum LLP, 7 Becker Farm Road, Roseland, New Jersey 07068-1757, Attention: Joseph Siegelbaum, Esq.; if to Lessor, at Lessor's address as set forth above, with copy to Dollinger & Dollinger, P.A., 365 West Passaic Street, Rochelle Park, New Jersey 07662,
Attention: Martin E. Dollinger, Esq.; or to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given upon its receipt or rejection as evidenced by a bill of lading or return receipt or upon delivery if personally served.

      46. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Monthly Fixed Basic Rent and Additional Rent payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Monthly Fixed

Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Fixed Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

      47. EFFECT OF WAIVERS. No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial monthly Fixed Basic Rent or Additional Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

      48. LESSOR'S RESERVED RIGHT. Lessor and Lessee acknowledge that the Premises are in a Building and Complex which are not open to the general public. Access to the Building or Complex is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or Complex or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location.

      49. FEES AND EXPENSES. The parties agree that either party who brings an action to enforce any obligation of the other party under this Lease shall, if successful, be entitled to recover from said unsuccessful party all reasonable attorneys' fees and other reasonable expenses incurred in enforcing said obligation against the unsuccessful party, this to survive the expiration or sooner termination of this Lease.

      50. CORPORATE AUTHORITY. If Lessee is a corporation, Lessee represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

      51. NUMBER AND GENDER. The terms "Lessor" and "Lessee" or any pronoun used in place thereof shall indicate and include Landlord and Tenant, the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. In any case, where this Lease is signed by more than one person, the obligations hereunder shall be joint and several.

      52. LESSEE RESTRICTION. Lessee acknowledges that it has been advised by Lessor that Lessor shall be precluded from permitting leases in the Building or Complex to any cafeteria/restaurant operation including take-out service, coffee wagon service, delivery service and/or catering service, and Lessee agrees that Lessor's refusal to consent to any sublease or assignment proposed by Lessee to any of the aforesaid entities shall not be considered unreasonable.

      53. GOVERNMENT REQUIREMENTS. In the event of the imposition of Federal, State, or local governmental control, rules, regulations, or restrictions on the use or consumption of energy or other utilities or with respect to any other aspect of this Lease during the Term, both Lessor and Lessee shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Lessor and Lessee, the interpretation of Lessor shall prevail, and Lessor shall have the right to enforce compliance, including the right of entry into the Premises to effect compliance.

      54. YEAR 2000 COMPLIANCE. The Lessor and Lessee acknowledge the existence of what is commonly referred to as the Year 2000 problem. Lessor shall endeavor to ensure that all Computer Controlled Facility Components are Year 2000 Compliant by, among other things, seeking written confirmation from the component and/or systems manufacturer and taking such other measures to prevent and/or mitigate any Year 2000 problems, all as part of the Operating Costs for the Building, Complex and Parcel and chargeable as such as Additional Rent as provided for in this Lease.

            A. Computer Controlled Facility Components refers to software driven technology and embedded microchip technology. This includes, but is not limited to, programmable thermostats, HVAC controllers, elevator controllers, utility monitoring and control systems, fire detection and suppression systems, alarms, security systems and any other Building control systems utilizing microcomputer, minicomputer, or programmable logic controllers.

            B. Year 2000 Compliant means Computer Controlled Facility Components that accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries and the years 1999 and 2000 and leap year calculations.

            C. Lessee acknowledges that Lessor relies upon the manufacturer of said Computer Controlled Facility Components and/or systems to ensure that they are Year 2000 Compliant and that Lessor cannot and does not warrant or represent that said components and/or systems will in fact be Year 2000 Compliant. Lessee hereby waives any claim against Lessor, to include but not be limited to, any business interruption claim, property damage claim or constructive eviction claim resulting from any failure of said Computer Controlled Facility Components and/or systems to be Year 2000 Compliant.

      55. LIMITATION OF LESSOR'S LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members (to include but not be limited to officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for the purposes of this Section, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever. A deficit capital account of any portion in Lessor shall not be deemed an asset or property of Lessor. The foregoing limitation of liability shall be noted in any judgment secured against Lessor and in the judgment index.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

DOV PHARMACEUTICALS INC.,               CONTINENTAL INVESTORS, L.P., Lessor
Lessee
                                        BY: BERGEN OF HACKENSACK, INC.,
                                            General Partner


By: /s/ Arnold Lippa                       By: /s/ David K. Barnet
    ------------------------------------       ---------------------------------
Name: Arnold Lippa                         Name: David K. Barnet
      ----------------------------------         -------------------------------
Title: CEO                                 Title: V.P.
       ---------------------------------          ------------------------------
Dated: 5/21/99                             Dated: 5/24/99
       ---------------------------------          ------------------------------

                                    EXHIBIT A

                           DESCRIPTION OF THE PROPERTY

Exhibit "A" to the Lease Agreement dated 5/24/99 between Continental Investors, L.P. ("Lessor") and DOV PHARMACEUTICAL, INC. ("Lessee").

This Plan is intended to only show the general layout of the property or a part thereof. Landlord reserves the right to alter, vary, add omit in whole or in part any structures and or improvement and or common areas and or land area shown on the plan. All measurement and distances are approximate. This plan is not to be scaled.

                                  [Floor Plan]

Exhibit A-1 to Lease dated MAY 24, 1999 between Continental Investors, L.P. ("Landlord") and DOV PHARMACEUTICAL, INC. ("Tenant").

This site plan is intended only to show the general layout of the property or a part thereof. Landlord reserves the right to alter, vary, add to or omit in whole or in part any structures, measurements and distances are approximate. This plan is not be scaled.

                             [Site Plan, pg. 1 of 2]

Exhibit A-1 to Lease dated MAY 24, 1999 between Continental Investors, L.P. ("Landlord") and DOV PHARMACEUTICAL, INC. ("Tenant").

This site plan is intended only to show the general layout of the property or a part thereof. Landlord reserves the right to alter, vary, add to or omit in whole or in part any structures, measurements and distances are approximate. This plan is not be scaled.

                             [Site Plan, pg. 2 of 2]

                                    EXHIBIT B

                              RULES AND REGULATIONS

      1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building if visible from a public area without prior written consent of the Lessor. Lessee shall be permitted an exterior sign at a location to be agreed to by Lessor. Lessee shall pay all costs of installation, maintenance, and operation of said sign. Lessor shall have the right to remove, at Lessee's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering in public corridors shall be inscribed or affixed at the expense of Lessee by a person or vendor chosen by Lessor and in conformance with the Building standard signage program. In addition, Lessor reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered. Lessor agrees to install, at Lessee's sole cost and expense, Building standard signage identifying (i) Lessee's name on or adjacent to the door to Lessee's Premises, and (ii) Lessee's location on the Building floor occupied by Lessee.

      2. Lessee shall use and keep in place the Building standard window covering. Lessee shall not place anything or allow anything to be placed against or near any doors or windows which may appear unsightly, in the opinion of the Lessor, from outside the Premises.

      3. Lessee shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Lessor shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Lessor would be prejudicial to the safety, character, reputation and interests of the Building and its tenants. However, nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

      4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Lessor reserves the right to exclude any other names therefrom. No more than two entries on the directory located in the Building lobby and no more than one entry on the directory located in the Building lower lobby designating Lessee shall be installed, at Lessee's sole cost and expense.

      5. All cleaning services for the Premises shall be arranged exclusively through the Lessor. Lessee shall not cause any unnecessary labor or service by carelessness or indifference to the good order and cleanliness of the Premises, however occurring.

      6. Lessor will furnish Lessee free of charge with six (6) keys to each door lock in the Premises. Lessor may make a reasonable charge for any additional keys. Lessee shall not make or have made additional keys, and Lessee shall not alter any lock or install a new or additional locks or bolt on any door of its Premises. Lessee, upon the termination of its tenancy, shall deliver to Lessor the keys of all doors which have been furnished to Lessee, and in the event of loss of any keys so furnished, shall pay Lessor therefor.

      7. If Lessee requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Lessor's instructions for their installation.

      8. No equipment, materials, furniture, packages, supplies, or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Lessor. Furniture, equipment or supplies shall be moved in and out of the Building only during such hours, and in such manner, and by vendors designated by Lessor.

      9. Lessee shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Lessor through Lessor's structural engineer, whose fee shall be paid for by Lessee, shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall stand on such platforms as determined by Lessor to be necessary to properly distribute weight. Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Lessor or to any tenants shall be placed and maintained by Lessee, at Lessee's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Lessor. Lessee will be responsible for loss of, or damage done to the Building by maintaining or moving such equipment or other property.

      10. Lessee shall not use any method of heating or air conditioning such as space heaters or fans other than that supplied by Lessor. Lessee shall not waste electricity, water or air conditioning. Lessee shall keep corridor doors closed.

      11. Lessor reserves the right to exclude from the Building during non-Building Hours as defined by Lessor any person unless that person has a Building pass issued by Lessor at Lessee's written request. Lessee shall be responsible for all persons for who it requests passes and shall be liable to Lessor for all acts of such persons. Lessor shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

      12. Lessee shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, electricity, gas or air outlets before Lessee and its employees leave the Premises. Lessee shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Lessor for noncompliance with this rule.

      13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees, shall have caused it.

      14. Lessee shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Lessee shall not interfere with radio or television broadcasting or reception from or in the Building elsewhere.

      15. Except as approved by Lessor, Lessee shall not mark, drive nails, screw or drill into partitions, woodwork or plaster or in any way deface the Premises. Lessee shall not cut or bore holes for wires. Lessee shall not affix any floor covering to the floor of the Premises in any manner except as approved by Lessor. Lessee shall repair any damage resulting from noncompliance with this rule. Lessor hereby approves Lessee hanging normal wall decoration, provided Lessee repairs and damage resulting therefrom.

      16. Lessee shall not install, maintain or operate upon the Premises any vending machines or video game machines.

      17. Lessee shall store all its trash and garbage within its Premises. Lessee shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Lessor. Lessor removes normal wastepaper trash five (5) nights a week excluding holidays. All other trash removal is at Lessee's cost.

      18. No open flame or hot plate cooking shall be done or permitted by any Lessee in the Premises, except that use of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, as well as the use of a microwave, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

      19. Lessee shall not use in the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Lessor may approve. Lessee shall not bring any other vehicles of any kind into the Building.

      20. Lessee shall not use the name of the Building in connection with or in promoting or advertising the business of Lessee except as Lessee's address, or in any way impair the Building's reputation.

      21. Lessee shall pay on demand the cost of replacement of any glass doors broken in or on the perimeter of the Premises during the continuance of the Lease, unless the glass shall be broken by Lessor, its employees or agents.

      22. The requirements of Lessee will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Lessor shall not perform any work or do anything outside of their duties unless under instructions from Lessor.

      23. Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Lessor from thereafter enforcing any such Rules and Regulations.

      24. No animals, vehicles or bicycles shall be allowed in the Building, except animals such as seeing-eye dogs, etc., as may be reasonably required to accommodate the needs of individuals with disabilities.

      25. The use of oil, gas or inflammable liquids for heating, lighting or cleaning or any other purpose is expressly prohibited. Explosive or other articles deemed hazardous shall not be brought into the Building.

      26. Canvassing, soliciting and peddling in or about the Building is expressly prohibited.

      27. Lessee shall not permit any portion of the Premises to be used as an office for public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. Lessee shall not advertise for laborers giving an address at the Building.

      28. Lessee shall not purchase or permit the purchase of spring water, ice, food, beverage, cleaning towels or other like services, from any person not approved by Lessor.

      29. No space shall be used for banking, lodging, manufacturing, storage of or sale of merchandise, goods or property of any kind or any other business that involves patronage from the general public.

      30. For the benefit of all tenants, Lessor shall have the right to reasonably limit elevator use during peak use hours and in particular there shall be no moving of large items on the elevator or no moving into or out of the Building during the hours of 8:30 a.m. - 9:30 a.m.; 11:30 a.m. - 1:30 p.m.; and 4:30 p.m. - 5:30 p.m.

      31. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

      32. There shall be no smoking within any Building or part thereof within the Complex to include but not be limited to the Premises.

Exhibit C to Lease Agreement dated 5/24/99 between Continental Investors, LP ("Lessor") and D.O.V. Pharmaceuticals ("Lessee")

                                   EXHIBIT C

                             D.O.V. PHARMACEUTICALS
                 TOWER III LOBBY FL. 4,922 RENTABLE SQUARE FEET.

PARTITION

o     Remove approximately 1000 square feet of sheetrock partitions
o     Install approximately 5200 square feet of sheetrock partition.
o     Install approximately 180 square feet of low wall sheetrock partition.

CEILING AND LIGHTING

o Alteration and relocation of one (1) 277 volt parabolic fluorescent light fixture in tenant area.
o     Alteration and repairs to existing ceiling grid and tile in tenant area.

PLUMBING/APPLIANCES

o     Installation of kitchen plumbing in new tenant area.

H.V.A.C

o     Install variable air volume zones as per. tenant architectural plan.

MILLWORK

o     Install (4) locksets in doors as specified by tenant.
o     Construct one (1) set of closet doors in tenant area.
o     Construct (14) linear feet of formica upper and lower cabinets.
o     Installation of (13) Bldg. Standard doors and bucks.

FLOORING FINISHES

o Install tenant selected carpet one color throughout, 32oz. Patcraft. Color to be selected by tenant.
o Install building standard base throughout tenant area, color to be selected by tenant.
o     Install 600 square feet of VCT in kitchen area.

WALL FINISHES

o     Painting one (1) color throughout tenant area. All walls to receive two
      (2) coats of Benjamin Moore Satin Regal Paint throughout the tenant area.

ELECTRICAL

o     Install (23) 110 volt 20 ampere wall receptacles.

o     Install (15) 277 volt 20 ampere light switches.
o     Install (6) Dedicated 110 volt 20 ampere receptacles.

SPECIALTY

o Repair all exiting building standard blinds throughout tenant area. If not repairable new blinds will be installed.
o     Supply construction dumpster for office debris.

Note that attached to this lease is a plan marked Exhibit "A". If the quantities on the attachment differ from the quantities on the work letter, the plan shall control. Materials selected from vendors i.e. carpets, vct, base, wall coverings, special light fixtures, etc. must be selected from vendor's available stock, as not to delay tenant construction. If not selected from vendor's stock and ordered as a long lead item, Lessor will not be responsible for a delay in the occupancy date, i.e. the lease will commence on the date in which the space would have been ready had it not been for the long lead items.

Exhibit "C" to Lease Agreement dated 5/24/99 between Continental Investors, LP ("Lessor") and DOV PHARMACEUTICAL, INC. ("Lessee").

This plan is intended to only show the general layout of the property or a part thereof. Landlord reserves the right to later, vary, add omit in whole or in part any structures and or improvement and or common areas and or land area shown on the plan. All measurement and distances are approximate. This plan is not be scaled.

                          [Lobby Floor, General Layout]

                                    EXHIBIT D

             SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

      THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT ("this Agreement") is made this _______ day of ________________, 1999, by and among UNITED STATES FIDELITY AND GUARANTY CO., having an address c/o Criimi Mae Services Limited Partnership, 11200 Rockville Pike, Rockville, Maryland 20852 (the "Lender"); CONTINENTAL INVESTORS, L.P., a limited partnership, having an address at 1500 Market Street, 3000 Centre Square West, Philadelphia, Pennsylvania 19102 (the "Landlord"); and DOV PHARMACEUTICALS INC., a New Jersey corporation, with offices at 401 Hackensack Avenue, Fifth Floor, Hackensack, New Jersey 07601 (the "Tenant").

                                    RECITALS

      A. The Landlord and the Tenant have entered into a lease (hereinafter referred to as the "Lease") dated __________________, 1999, by which the Landlord has leased to the Tenant certain premises (the "Leased Premises") located on a portion of that land, situate and lying in Hackensack, New Jersey, which is described in EXHIBIT A attached hereto and made a part hereof (the "Property").

      B. The Lender is the holder of a Mortgage and Security Agreement and Assignment of Leases and Rents (the "Indenture") dated February 20, 1997 recorded among the Land Records of Bergen County, New Jersey from the Landlord to the Lender, securing a loan made by the Lender to the Landlord, covering the property (including the Leased Premises).

      C. The Tenant has agreed that the Lease shall be and is subject and subordinate to the lien of the Indenture, and that so long as the Tenant is not in default under the Lease the Tenant is assured that the Lease and the Tenant's rights thereunder will not be terminated by any foreclosure proceeding brought under the provisions of the Indenture.

      NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual entry into this Agreement by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, and anything contained in the provisions of the Lease to the contrary notwithstanding, the parties hereto hereby agree as follows:

      Section 1. Subordination. The Lease is and shall be subject and subordinate to the lien, operation and effect of the Indenture and all renewals, modifications, consolidations, replacements, increases and extensions thereof.

      Section 2. Effect of Foreclosure.

      2.1. Foreclosure under Indenture. If any foreclosure proceeding is brought under the provisions of the Indenture,

      2.1.1. (a) such proceeding shall not operate to terminate the Lease or the Tenant's rights thereunder (except that such proceeding shall operate to terminate any option to purchase, right of first refusal or other right to purchase any or all of the Leased Premises held by the Tenant under the provisions of the Lease), and (b) the Lender, for itself and its heirs, personal representatives, successors and assigns shall not terminate the Lease or the Tenant's rights thereunder, or disturb the Tenant in its possession of the Leased Premises, provided that the Tenant is not then in default under the Lease beyond applicable periods of notice and grace and continues to pay the rent and otherwise to perform its obligations hereunder and under the provisions of the Lease; but

      2.1.2. neither the Lender nor any purchaser at such foreclosure shall be:

      (a) liable for any breach, act or omission of the Landlord or any other person under the Lease,

      (b) subject to any offset or defense which the Tenant may have against the Landlord or any other person under the Lease, bound by any payment of rent made by the Tenant to the Landlord or any other person for a period beyond the month during which such foreclosure proceeding is ratified,

      (d) bound by any amendment or modification of the Lease made without the Lender's express, written consent thereto,

      (e) bound by any notice given by the Tenant to the Landlord pursuant to the provisions of the Lease or otherwise, unless and until a copy of it is given to the Lender at the address stated above, or

      (f) liable for any security deposit or other payment made under the Lease, unless both (i) the Landlord has actually delivered it in cash to the Lender or such purchaser, as the case may be, and (ii) it has been specifically identified, and accepted by the Lender or such purchaser, as the case may be, as such and for such purpose.

      2.1.3. In such event, the Lender shall sell the Leased Premises subject to the operation and effect of the Lease.

      2.2. Foreclosure under Other Instruments or Liens.

      2.2.1. The Tenant shall not subordinate the Lease or any of the Tenant's right, title and interest in and to the Leased Premises thereunder to the lien of any mortgage, deed of trust, other security agreement or other instrument other than the Indenture.

      2.2.2. If any foreclosure proceeding is brought by any person under any instrument or lien (other than that of the Indenture) against the Landlord's estate in the Leased Premises (whether or not (a) the Lender has consented to such instrument or lien, or (b) this Lease is subordinate thereto), the Tenant shall promptly attorn to the purchaser in such foreclosure proceeding, upon all of the terms, covenants and conditions of the Lease, provided that such purchaser agrees with the Tenant in writing to recognize the Tenant's rights under the Lease for the original term and the term of any renewal thereof permitted the Tenant by the provisions of the Lease, so long as the Tenant continues to pay the rent and otherwise to perform its obligations hereunder and under the provisions of the Lease.

      2.3. Attornment to Persons Owning or Controlling Leased Premises. The Tenant shall:

      2.3.1. attorn to (a) the Lender whenever the Lender is in possession of the Leased Premises; (b) any receiver appointed by or for the Lender in any action to take possession of the Leased Premises; and (c) any party hereafter acquiring title to the Leased Premises while the Lease remains in effect, and

      2.3.2. execute and deliver to the Lender, promptly on its receipt of a written request therefor from the Lender, an appropriate agreement of attornment thereunder confirming that the Tenant is and then remains bound under all of the terms, covenants and conditions of the Lease.

      Section 3. Election by Lender. If the Lender, pursuant to the provisions of the Assignment of Leases and Rents dated February 20, 1997, from the Landlord to the Lender, and covering the Property, elects to require the Tenant to pay to the Lender the rent and other charges payable by the Tenant under the provisions of the Lease, then (unless and until the Lender cancels such election by written notice to the Tenant),

      3.1. the Tenant shall be bound to the Lender and shall attorn to the Lender as its landlord and Landlord shall release Tenant from any rental payments made directly to Lender, and

      3.2. the Lender shall accept such attornment, upon the terms set forth in the provisions of paragraphs 2.1.1 and 2.1.2, and provided that the conditions precedent set forth therein are satisfied at the time of such election.

      Section 4. Landlord's Defaults.

      4.1. Notices to Landlord. Anything contained in the provisions of the Lease to the contrary notwithstanding, the Tenant shall provide to the Lender a copy of each notice which the Tenant may from time to time serve upon the Landlord pursuant to the provisions of the Lease or otherwise in connection therewith, and no such notice given to the Landlord shall be effective unless such copy is provided to the Lender.

      4.2. Opportunity to Cure. Before the Lease is terminated or any of the Landlord's rights thereunder or in connection therewith are forfeited or adversely affected because of any default by the Landlord thereunder, the Tenant shall give express, written notice of such default to the Lender. The Lender, following such notice, shall have the right, but not the obligation, to cure any such default within (a) fifteen (15) days if such default may be cured upon the payment of money, or (b) thirty (30) days for any other default, unless the cure requires the Lender to obtain possession of the Leased Premises. If Lender's cure of the default requires the Lender to obtain possession of the Leased Premises, the thirty (30) day period shall not commence until Lender acquires possession of the Leased Premises, so long as the Lender proceeds promptly to acquire possession of the Leased Premises with due diligence, by foreclosure or otherwise. All payments so made, and all things so done and performed, by the Lender shall be as effective to prevent the Landlord's rights from being forfeited or adversely affected because of such default as if it had been done and performed by the Landlord.

      Section 5. [Intentionally Deleted].

      Section 6. Acknowledgment of Assignment of Lease. The Tenant hereby acknowledges that the Lease has been or will be assigned by the Landlord to the Lender by an assignment of leases and rents, and agrees that from and after the date hereof, unless the Lender has first consented thereto. expressly and in writing, the Tenant will (a) pay no rent under the Lease more than thirty (30) days before its due date, (b), except as may be expressly permitted by the provisions of the Lease, pay such rent when due, without any deduction, set-off or counterclaim whatsoever, and (c) not surrender its leasehold estate.

      Section 7. General.

      7.1. Effectiveness. This Agreement shall become effective upon and only upon its execution and delivery by each party hereto.

      7.2. Complete Understanding. This Agreement represents the complete understanding among the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, guaranties, warranties, promises, statements or agreements, either written or oral, among them as to the same.

      7.3. Amendment. This Agreement may be amended by and only by an instrument executed and delivered by each party hereto.

      7.4. Waiver. No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.

      7.5. Applicable Law. This Agreement shall be given effect and construed by application of the law of New Jersey.

      7.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns hereunder.

      IN WITNESS WHEREOF, each party hereto has executed and ensealed this Agreement or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first above written.

WITNESS/ATTEST:                         UNITED STATES FIDELITY AND
                                        GUARANTY CO., Lender

___________________________________     By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________
                                        Dated: _________________________________


                                        CONTINENTAL INVESTORS, L.P., Landlord

                                        BY: BERGEN OF HACKENSACK, INC.,
                                            General Partner

___________________________________     By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________
                                        Dated: _________________________________


                                        DOV PHARMACEUTICALS INC., Tenant

___________________________________     By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________
                                        Dated: _________________________________

STATE OF _________________ COUNTY/CITY OF _________________: TO WIT:

      I HEREBY CERTIFY that on this ______ day of ______________ 1999, before me, a Notary Public for the state and county aforesaid, personally appeared ____________________, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he/she is the ____________________, of CRIIMI MAE SERVICES, INC., a corporation organized and existing under the law of Maryland, that he/she has been duly authorized to execute, and has executed, the foregoing instrument on behalf of the said entity for the purposes therein set forth, and that the same is its act and deed.

      IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.


                                        ________________________________________
                                        Notary Public

My commission expires on ____________________.

STATE OF _________________ COUNTY/CITY OF _________________: TO WIT:

      I HEREBY CERTIFY that on this ______ day of ______________ 1999, before me, a Notary Public for the state and county aforesaid, personally appeared ____________________,, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he/she is the ____________________ of CONTINENTAL INVESTORS, L.P., a limited partnership, organized and existing under the law of New Jersey, that he/she has been duly authorized to execute, and has executed, the foregoing instrument on behalf of the said entity for the purposes therein set forth, and that the same is its act and deed.

      IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.


                                        ________________________________________
                                        Notary Public

My commission expires on ____________________.

STATE OF _________________ COUNTY/CITY OF _________________: TO WIT:

      I HEREBY CERTIFY that on this______ day of ______________, 1999, before me, a Notary Public for the state and county aforesaid, personally appeared ____________________, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he/she is the ____________________, of DOV PHARMACEUTICALS INC., a corporation organized and existing under the law of New Jersey, that he/she has been duly authorized to execute, and has executed, the foregoing instrument on behalf of the said entity for the purposes therein set forth, and that the same is its act and deed.

      IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.


                                        ________________________________________
                                        Notary Public

My commission expires on ____________________.

To: Dr. Araold Lippa                    Fax: 20l-947-6201

From: Raymond Wong                      Date: 06/16/99

Re: Standby Letter of Credit            Pages: 1

CC:

As promised, this is the final copy of your Standby Letter of Credit for your landlord. The original has been overnight to Continental Investors, LLP, your landlord in Philadelphia PA. Any questions please give me a call.

Regards,

Raymond Wong

             NORTH AMERICAN FINANCE GROUP - TRADE FINANCIAL SERVICES
                                   SORT # 5000
                  6700 CITICORP DR., 2ND FLOOR, TAMPA, FL 33619

JUNE 16, 1999

CONTINENTAL INVESTORS, L.P.
1500 MARKET STREET
3000 CENTRE SQUARE WEST
PHILADELPHIA, PA 19102

REF: IRREVOCABLE LETTER OF CREDIT NO. CCD6-01719-30025668

GENTLEMEN:

FOR THE ACCOUNT OF CITIBANK F.S.B. NEW JERSEY, WITH RESPECT TO THEIR CUSTOMER DOV PHARMACEUTICAL, INC., WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. CCD6-01719-30025668, IN YOUR FAVOR FOR AN AMOUNT NOT TO EXCEED IN THE AGGREGATE USD $67,000.00 (SIXTY SEVEN THOUSAND & 00/100 U.S. DOLLARS), EFFECTIVE IMMEDIATELY AND EXPIRING AT OUR OFFICE LOCATED AT 6700 CITICORP DRIVE, 2ND FLOOR-SORT #5000, TAMPA, FL 33619, OR SUCH OTHER OFFICE AS WE MAY ADVISE FROM TIME TO TIME, ON MAY 1, 2000.

FUNDS HEREUNDER ARE AVAILABLE TO YOU AGAINST PRESENTATION OF YOUR SIGHT DRAFT(S), DRAWN ON US, MENTIONING THEREON OUR LETTER OF CREDIT NO, CCD6-01719-30025668, ACCOMPANIED BY BENEFICIARY'S WRITTEN AND DATED STATEMENT, PURPORTEDLY SIGNED 8Y AN OFFICER OF YOUR COMPANY, STATING THE FOLLOWING:

"WE HEREBY CERTIFY THAT THE AMOUNT OF ANY DRAFT(S) DRAWN HEREUNDER REPRESENTS FUNDS DUE AND PAYABLE UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN CONTINENTAL INVESTORS, L.P. AND DOV PHARMACEUTICAL, INC."

WE HEREBY AGREE TO HONOR EACH DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS 0F THIS LETTER OF CREDIT IF PRESENTED AS SPECIFIED AT OUR OFFICE ON OR BEFORE THE EXPIRATION DATE.

IT IS A CONDITION OF THIS LETTER OFF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR AN ADDITIONAL PERIOD OF 12 MONTH (S) FROM

THE PRESENT OR ANY FUTURE EXPIRATION DATE HEREOF, NOT EXCEEDING MAY 1, 2005, UNLESS AT LEAST 30 DAYS PRIOR TO SUCH DATE WE SHALL NOTIFY YOU IN WRITING, BY REGISTERED MAIL, OR ANY OTHER RECEIPTED MEANS, THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD. UPON RECEIPT BY YOU OF SUCH NOTICE, YOU MAY DRAW HEREUNDER FOR AN AMOUNT NOT EXCEEDING THE THEN UNUSED BALANCE OF THE LETTER OF CREDIT BY MEANS OF YOUR DRAFT ON US AT SIGHT ACCOMPANIED BY THIS LETTER OF CREDIT.

SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, PLEASE DIRECT YOUR CORRESPONDENCE TO US AT 6700 CITICORP DRIVE, 2ND FLOOR, SORT #5000, ATTN: NATE STANDBY DEPT., TAMPA, FLORIDA 33619, MAKING SPECIFIC REFERENCE TO THE STANDBY NUMBER INDICATED ABOVE.

EXCEPT AS FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ("ISP98"), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590, AND AS TO MATTERS NOT GOVERNED BY THE ISP98, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE U.S. FEDERAL LAW.

CITIBANK N.A.


/S/ [SIGNATURE ILLEGIBLE]
- ----------------------------------------

AUTHORIZED SIGNATURE.

                  DRAFT OF IRREVOCABLE STANDBY LETTER OF CREDIT

Beneficiary:

Continental Investors, L.P.
1500 Market Street
3000 Centre Square West
Philadelphia, PA 19102

By order of DOV Pharmaceutical, Inc., we hereby open our irrevocable Standby Letter of credit No. ____________, in your favor for an amount not to exceed in aggregate USD 67,000.00 (Sixty Seven Thousand U.S. Dollars and 00/100), effective immediately and expiring at our office located at 6700 Citicorp Drive, 2nd Floor, Tampa, FL 33619 or such other office as we may advise you from time to time on May 1, 2000.

Funds hereunder are available to you against presentation of your Sight Draft(s), drawn on us, mentioning thereon our Letter of Credit Number _________, accompanied by written and dated statement, purportedly signed by an officer of your company, stating the following:

"We hereby certify that the amount of any Draft(s) drawn hereunder represents funds due and payable under that certain Lease Agreement between Continental Investors, L.P. and DOV Pharameutical Inc."

We hereby agree to honor each Draft drawn under and in compliance with the terms and conditions of this Letter of Credit if presented as specified at our Office on or before expiration date.

Should you have occasion to communicate with us regarding this Letter of Credit, please direct your correspondence to us at 6700 Citicorp Drive, 2nd Floor, Tampa, FL 33619, making specific mention of the Letter of credit number indicated above.

Except as far as otherwise expressly stated herein, this Standby Letter of Credit is subject to the International Standby Practice "ISP98"), International Chamber of Commerce, Publication No. 590, and as to matters not governed by the ISP98, shall be governed by and construed in accordance with the laws of the State of New York and applicable U.S. Federal Law.


                                        DRAFT APPROVED:   /s/ Arnold Lippa
                                                          ----------------------

                                                          Arnold Lippa
                                                          ----------------------

                                                          6/15/99
                                                          ----------------------

                            FIRST AMENDMENT TO LEASE

      AGREEMENT made as of July 31, 2000 ("this Agreement") by and between STELLAR CONTINENTAL LLC, a Delaware limited liability company with an office at 156 William Street, New York, New York 10038 ("Lessor"), and DOV PHARMACEUTICALS INC., 433 Hackensack Avenue, Hackensack, New Jersey 07601 ("Lessee").

                                   WITNESSETH:

      WHEREAS, Lessor's predecessor-in-interest and Lessee entered into a lease dated May 24, 1999 (the "Lease") respecting approximately 4,922 gross rentable square feet on the lobby level (the "Premises") of the building known as 433 Hackensack Avenue, Hackensack, New Jersey (the "Building"), as the Premises are more particularly delineated on Schedule A annexed to and a part of the Lease; and

      WHEREAS, the Building is part of an office complex consisting of 401, 407, 411 and 433 Hackensack Avenue, Hackensack, New Jersey, which complex is known as Continental Plaza (the "Complex"); and

      WHEREAS, Lessee wishes to lease and hire from Lessor, additional space consisting of approximately 2,263 gross rentable square feet on the lobby level of the Building (the "First Additional Premises'); and

      WHEREAS, Lessee has advised Lessor that Lessee may require in the future additional space at the Complex of not less than 8,000 rentable square feet (the "Second Additional Premises').

      NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration exchanged by Lessor and Lessee, the receipt and sufficiency of which hereby expressly are acknowledged; it is
AGREED:

      1. For the purposes of this Agreement, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Lease.

      2. Lessor and Lessee hereby confirm that the current Expiration Date of the Lease is June 25, 2004.

      3. (a) Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the First Additional Premises (as shown on Exhibit A annexed hereto and made a part hereof) for the period commencing September 1, 2000 and expiring on the Expiration Date (the "First Additional Premises Term").

            (b) Lessor, at Lessor's sole cost and expense and using contractors of Lessor's choosing, shall perform the work to prepare the First Additional Premises for Lessee's occupancy shown on Exhibit B hereto ("Landlord's Work") on or prior to September 1, 2000. If the work has not been substantially completed (other than punchlist items), through no fault of

Lessee, on or before such date, the commencement of the First Additional Premises Term nonetheless shall commence but Lessee shall have no responsibility for rent and additional rent for the First Additional Premises until the earlier of: (i) substantial completion of Landlord's Work and (ii) Lessee taking possession of the First Additional Premises.

      4. During the First Additional Premises Term, with respect to the First Additional Premises only, the Annual Fixed Basic Rent shall be $75,810.50 (inclusive of $1.50 per gross rentable square foot per annum constituting the Electric Rent Inclusion Factor for the First Additional Premises), and the Monthly Fixed Basic Rent shall be $6,317.54.

      5. With respect to the First Additional Premises, only: (a) Lessee's Percentage shall be 0.39%; (b) on the Reference Page at subsections (2)(A), (B) and (C), "Calendar Year 1999" shall be deleted and replaced with "Calendar Year 2000"; (c) Landlord's Work shall be completed by September 1, 2000 and consist of repainting and recarpeting the First Additional Premises at Building standard at Landlord's sole cost and expense not in excess of $13,800 in total; (d) Lessee shall be entitled to nine (9) non-reserved parking spaces of which six
(6) shall be in the covered garage; and (e) Lessee shall be given rights respecting directory listings, keys and signage in proportion to the increase in gross rentable square footage by reason of Lessee leasing the First Additional Premises.

      6. Except as provided in this Agreement, the letting of the First Additional Premises shall be upon all of the terms and conditions of the Lease.

      7. (a) Not earlier than the 21-month anniversary nor later than the 22-month anniversary of the date of this Agreement, time being of the essence, Lessee may notify Lessor in writing ("Lessee's Expansion Notice") whether Lessee wishes to lease the Second Additional Premises. Silence shall be deemed waiver by Lessee of the right, but not a default under the Lease. Unless Lessee shall have timely sent Lessee's Expansion Notice, such right of Lessee (and obligation of Lessor) automatically shall cease and expire. If there shall occur and be continuing any uncured Event of Default under the Lease at any time from and after Lessee's Expansion Notice, Lessee shall be conclusively deemed to have withdrawn Lessee's Expansion Notice, ab initio, and to have waived any further right to subsequently send Lessee's Expansion Notice.

            (b) Promptly after receipt of Lessee's Expansion Notice, Lessor shall send to Lessee a list of then available space at the Complex comprising a minimum of 8,000 contiguous gross rentable square feet along with the rent, additional rent and other material terms and conditions applicable to such space or, if no such space exists, a statement to that effect ("Lessor's Offer Notice"). Promptly after receipt of Lessor's Offer Notice, Lessor and Lessee shall commence good faith negotiations to formalize a mutually acceptable lease for the Second Additional Premises if such space and the terms of the proposed letting are acceptable to Lessee.

            (c) Upon entering into the lease for the Second Additional Premises, the Term and all other provisions of the Lease (except those specific to the Second Additional Premises) of the Lease automatically shall be deemed to have been extended to and including June 25, 2009; however, Lessee shall have the option, upon taking possession of the Second Additional Premises and making payment of the first installment of Monthly Fixed Basic Rent therefore, of terminating the Lease only with respect to the First Additional Premises, such right to be exercised, if at all, not later than five (5) business days of the payment of such first installment of Monthly Fixed Basic Rent for the Second Additional Premises, time being of the essence.

            (d) In determining whether negotiations for the Second Additional Premises are being conducted in good faith, there shall be taken into account the size and location of the space, the attractiveness of the space, the amount of Landlord's Work to be done, the credit worthiness of Lessee at the time and whether Lessee has fully and timely paid and performed its obligations under the Lease (as amended to the date of the negotiations).

            (e) Lessor shall have no liability to Lessee if at the time of Lessee's Expansion Notice there is no space at the Complex suitable for the Second Additional Premises (i.e., there is no vacant unit of at least 8,000 contiguous gross rentable square feet at the Complex). Until such time as Lessor's Offer Notice identifies vacant space at the Complex suitable for the Second Additional Premises, Lessee's Expansion Notice shall remain open for response by Lessor. In no event shall any vacant space be unsuitable because of any reason other than gross rentable square footage including, without limitation, rent and other material provisions.

      8. Lessee represents and warrants to Lessor that Cushman & Wakefield of New Jersey, Inc. ("Broker") is the sole broker with whom Lessee has dealt in bringing about this Agreement. Lessee and Lessor each agrees to hold the other harmless and indemnify and defend the other from and against any and all loss, cost, liability, damage and expense arising out of the inaccuracy of the representation contained in the preceding sentence. Lessor shall pay Broker any fees or commissions due Broker as a result of this Agreement pursuant to the terms of a separate agreement with Broker.

      9. Lessee and Lessor each represents, warrants and covenants that the other is not in default under any of its obligations under the Lease and that, to the best of its knowledge, the other is not in default of its obligations under the Lease, and no event has occurred nor do any circumstances exist which, with lapse of time or notice or both, would constitute a default by Lessor or Lessee under the Lease as modified by this Agreement.

      10. Except as modified by this Agreement, the Lease and all of the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Agreement shall bind the parties hereto and their respective successor and assigns and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. In the event of any conflict between the provisions of this Agreement and the Lease, the provisions contained in this Agreement shall prevail and be paramount. From and after the date hereof, "Demised Premises" and "Premises" also shall include the First Additional Premises.

      11. The submission of this Agreement for examination does not constitute a reservation of, or option for, the First Additional Premises or the Second Additional Premises, and this Agreement becomes binding and effective only upon execution and delivery thereof by Lessor and Lessee.

      IN WITNESS WHEREOF, Lessor and Lessee have entered into this Agreement as of the day and year first written above, and acknowledge one to the other that they possess the requisite authority to enter into this transaction and to sign this Agreement.

DOV PHARMACEUTICALS, INC.             STELLAR CONTINENTAL LLC
                                      By: Stellar Capital Management LLC, Member


BY: /s/ Arnold Lippa                  BY: /s/ Laurence Gluck
    -------------------------------       --------------------------------------
    CEO                                   Laurence Gluck, Member

                 STELLAR CAPITAL MANAGEMENT AT CONTINENTAL PLAZA

                          433 Hackensack Avenue, Lobby
                              Hackensack, NJ 07601
                               Fax (201) 457-0830
                              Phone (201) 457-0767

July 28, 2000

DOV Pharmaceuticals
433 Hackensack Avenue, Lobby
Hackensack, NJ 07601
Attention: Arnold Lippa

                                    PROPOSAL

Replacement of all window blinds with 1" aluminum blinds.

Total Costs:                                                                           $2,430.00

Installation of 2" flex conduit from present location to new office across the hall

Total Cost:                                                                            $  855.00(1)

Frosting of all interior windows in new office area

Allowance:                                                                             $2,500.00

SUB-TOTAL:                                                                             $5,785.00
                                               20%:                                    $1,157.00
GRAND TOTAL:                                                                           $6,942.00

EXHIBIT TO FIRST AMENDMENT FOR NEW LEASE TO DOV

A.  Painting of new entire office area with two coats of Benjamin Moore paint

Total Cost:                                                                            $3,215.00

B.  Rip-up existing carpet

Total Cost:                                                                            $1,200.00

C.  Installation of Patch Craft Border. Installation of S. Andreas, Sand Iron field

Total Cost:                                                                            $7,740.00

(1) Total Cost of Items A, B, and C above equals @ $12,155.00. Allowance as per Lease Amendment is $13,800.00 which has been deducted from installation of flex conduit which was actually $2,500.00.

Sincerely,


/s/ Nicholas A. Allegretti
- ---------------------------------------
Nicholas A. Allegretti
Property Manager

Accepted By: /s/Arnold Lippa
             --------------------------

Date: 7/28/00
      ---------------------------------